EXHIBIT 4.2

AMENDMENT TO THE

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDERS’S AGREEMENT (this “Amendment”) is made and entered into as of this 31st day of August, 2012, by and among:

EMBOTELLADORA ANDINA S.A., a corporation organized under the laws of Chile (“Andina”),

THE COCA-COLA COMPANY, a corporation organized under the laws of Delaware, U.S.A. (“KO”),

COCA-COLA INTERAMERICAN CORPORATION, a corporation organized under the laws of Delaware, US.A.A. (“Interamerican”),

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL, a corporation organized under the laws of Argentina (“SPBR”),

COCA-COLA CHILE S.A., a corporation organized under the laws of Chile (“CCDC”, and collectively with KO, Interamerican and SPBR hereinafter referred to as the “KO Shareholders”),

INVERSIONES FREIRE S.A., a corporation organized under the laws of Chile (“Freire One”),

INVERSIONES FREIRE DOS S.A., a corporation organized under the laws of Chile (“Freire Two”),

INVERSIONES LOS AROMOS LIMITADA, a limited liability company organized under the laws of Chile (“Los Aromos”, and the latter together with Freire One and Freire Two hereinafter referred to as the “Majority Shareholders”) (the KO Shareholders and the Majority Shareholders are hereinafter collectively referred to as the “Shareholders” and each individually as a “Shareholder”), and the following individuals, which are the current beneficial owners of the Majority Shareholders: José Said Saffie, José Antonio Garcés Silva (senior), Gonzalo Said Handal, Alberto Hurtado Fuenzalida, Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado (hereinafter collectively referred to as the “Majority Shareholders Partners”).

WITNESSETH:

WHEREAS, on June 25th, 2012, the Shareholders and the Majority Shareholders Partners and Andina entered into an Restated Shareholders´ Agreement related to Andina (the “Amended SHA”);

WHEREAS, as provided for in the Amended SHA, the Merger should be completed no later than August 31, 2012;

WHEREAS, pursuant to Section 1.1 of the Amended SHA, the provisions set forth in Sections 4.1, 4.3, 4.4, 4.5, 5.1, 5.2(b), 5.2(c), 5.3, 5.4 and 5.7 of the Amended SHA shall be binding as of the date the Merger becomes effective and in no event later than August 31, 2012;

WHEREAS, pursuant to Section 5.2 of the Amended SHA, the parties agreed that on the date the Merger becomes effective and concurrently with the execution of the Merger Effectiveness Deed (but in no event later than August 31, 2012) the parties will execute and enter into the Amended Option and Custody Agreement;

WHEREAS, in order for the Merger be completed, it is a condition precedent that the Superintendencia de Valores y Seguros furnishes Andina with the certificate of registration of the shares newly issued by Andina as a result of the Merger;

WHEREAS, considering the above, Andina, Polar and their respective controlling shareholders have agreed to postpone the date for completion of the Merger until October 31, 2012;

NOW THEREFORE, the parties hereto, intending to be legally bound, agree to amend the Amended SHA, in order to extend the term indicated in Section 1.1 and Section 5.2 of the Amended SHA until October 31, 2012, as follows:

1.              Amendments to the Amended SHA.

(a)         In Section 1.1 of the Amended SHA, the date “August 31, 2012” is replaced by “October 31, 2012”.

(b)         In Section 5.2 of the Amended SHA, the date “August 31, 2012” is replaced by “October 31, 2012”.

2.              Consent to Jurisdiction. For the avoidance of doubt, each of the parties hereby irrevocable consents and agrees that any Legal Dispute may be brought to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, New York, United States of America or, in the event (but only in the event) such court does not have subject matter jurisdiction over such action suit or proceeding, in the courts of the State of New York sitting in the City of New York, New York, United States of America.

3.              Definitions. Any capitalized terms used in this Amendment but not defined herein shall have the meanings provided for in the Amended SHA.

4.              Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

5.              Except as expressly amended herby, none of the rights of obligations of the parties pursuant to the Amended SHA, neither the remaining clauses of the Amended SHA shall be amended, modified, waived, terminated or otherwise affected in any manner whatsoever.

[Remainder of page left blank. Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day first above written.

THE COCA-COLA COMPANY

By:
Name:
Title:

COCA-COLA INTERAMERICAN CORPORATION

By:
Name:
Title:

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL

By:
Name:
Title:

COCA-COLA DE CHILE S.A.

By:
Name:
Title:

EMBOTELLADORA ANDINA S.A.

By:
Name:
Title:

INVERSIONES FREIRE S.A.

By:
Name:
Title:

INVERSIONES FREIRE DOS S.A.

By:
Name:
Title:

JOSÉ SAID SAFFIE

JOSÉ ANTONIO GARCÉS SILVA (SENIOR)

GONZALO SAID HANDAL

ALBERTO HUERTADO FUENZALIDA

INVERSIONES LOS AROMOS LIMITADA

By:
Name:
Title:

PATRICIA CLARO MARCHANT

MARÍA SOLEDAD CHADWICK CLARO

EDUARDO CHADWICK CLARO

MARÍA CAROLINA CHADWICK CLARO

MARÍA DE LA LUZ CHADWICK HURTADO

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of this 25th day of June, 2012, by and among:

EMBOTELLADORA ANDINA S.A., a corporation organized under the laws of Chile (“Andina”),

THE COCA-COLA COMPANY, a corporation organized under the laws of Delaware, U.S.A. (“KO”),

COCA-COLA INTERAMERICAN CORPORATION, a corporation organized under under the laws of Delaware, U.S.A. (“Interamerican”),

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL (formerly known as “Coca-Cola de Argentina S.A.), a corporation organized under the laws of Argentina “SPBR”),

COCA-COLA DE CHILE S.A., a corporation organized under the laws of Chile (“CCDC”, and collectively with KO, Interamerican and SPBR hereinafter referred to as the “KO Shareholders”),

INVERSIONES FREIRE S.A. (formerly knows as “Inversiones Freire Limitada”), a corporation organized under the laws of Chile (“Freire One”, and collectively with the corporations which may be spun-off from Freire One pursuant to Section 4.2 of this document hereinafter referred to as the “Freire One Group”),

INVERSIONES FREIRE DOS S.A. (formerly knows as “Inversiones Freire Dos Limitada”), a corporation organized under the laws of Chile (“Freire Two”, and collectively with the corporations which may be spun-off from Freire Two pursuant to Section 4.2 of this document hereinafter referred to as the “Freire Two Group” and the latter together with the Freire One Group hereinafter referred to as the “Freire Group”),

INVERSIONES LOS AROMOS LIMITADA, a limited liability company organized under the laws of Chile (“Los Aromos”, and collectively with the corporations which may be spun-off from Los Aromos pursuant to Section 4.2 of this document hereinafter referred to as the “Aromos Group”, and the latter together with Freire Group hereinafter referred to as the “Majority Shareholders”) (the KO Shareholders and the Majority Shareholders are hereinafter collectively referred to as the “Shareholders” and each individually as a “Shareholder”), and the following individuals, which are the current beneficial owners of the Majority Shareholders as listed in Annex I; José Said Saffie, José Antonio Garcés Silva (senior), Gonzalo Said Handal, Alberto Hurtado Fuenzalida, Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado (hereinafter collectively referred to as the “Majority Shareholders Partners”).

WITNESSETH:

WHEREAS, on Augusto 12, 1996, Interamerican and Los Aromos, as shareholders of Embotelladoras Coca-Cola Polar S.A. (“Polar”); Inversiones Las Achiras Limitada, Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado, as owners of Aromos; and Polar, entered into a Shareholders’ Agreement (Convenio de Accionistas) (the “Polar SHA”);

WHEREAS, on September 5, 1996, Andina, TCCC, Interamerican (which subsequently transferred all of its shares issued by Andina to CCDC pursuant to Section 4.1 and 6.3 of the Andina SHA, as defined below), Coca-cola de Argentina S.A. (currently named SPBR), Bottling Investment Limited, Freire One and Freire Two entered into a Shareholders’ Agreement, as amended on December 17, 1996 (the “Andina SHA”);

WHEREAS, on January 23, 1997, the shareholders of Bottling Investment Limited adopted a resolution providing for the liquidation of Bottling Investment Limited, and on January 24, 1997, as part of such liquidation all of the shares of Andina owned by Bottling Investment Limited were distributed to Interamerican and Coca-Cola de Argentina S.A. (currently named SPBR);

WHEREAS, on de date hereof, the shareholders meetings of each of Andina and Polar agreed and approved to merge Polar with Andina (the “Merger”), as a consequence of which, subject to the certain conditions precedent and no later than August 31, 2012, Polar will be dissolved and Andina will be the surviving entity;

WHEREAS, upon completion of the Merger, (a) Freire One Group will own 185,706,603 shares of Series A Stock, representing in the aggregate approximately 39.2374% of the outstanding Series A Stock of Andina; (b) Freire Two Group will own 14,300,000 shares of Series A Stock, representing in the aggregate approximately 3.0214% of the outstanding Series A Stock of Andina; and (c) Aromos Group will own 52,989,381 shares of Series A Stock of Andina, representing in the aggregate approximately 11.19598% of the outstanding Series A Stock of Andina (such shares, together with any shares of capital stock or securities or other options or rights convertible into or exchangeable for any shares of such capital stock, or American Depository Shares or other instruments representing such shares of such capital stock or securities or other options or rights convertible into or exchangeable for any shares of such capital stock, or American Depository Shares or other instruments representing such shares of such capital stock, are hereinafter referred to as the “Majority Shareholders Shares”);

WHEREAS, upon completion of the Merger (a) CCDC will own 40,552,802 shares of Series A Stock, representing in the aggregate approximately 8.57% of the outstanding Series A Stock of Andina; (b) SPBR will own 1,410,062 shares of Series A Stock, representing in the aggregate approximately 0.30% of the outstanding Series A Stock of Andina; and (c) Interamerican will own 27,385,380 shares of Series A Stock, representing in the aggregate approximately 5.79% of the outstanding Series A Stock of Andina;

WHEREAS, the parties hereto have determined it to be advisable to amend the terms and conditions of the Andina SHA, to remove Bottling Investment Limited as party, to add the Aromos Group entities as parties, to add certain obligations of the Majority Shareholders Partners, and to make certain other changes and otherwise agree on an amended and restated shareholders’ agreement which will govern their rights and obligations as shareholders of Andina following the Merger (i) providing for certain restrictions on the transfer of the Shares (as defined in Article 2) and (ii) providing for certain other matters;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to remove Bottling Investment Limited as party to this Agreement, and further agree as follows:

ARTICLE 1

EFFECTIVE DATE; TERMINATION

1.1       Effective Date. This Agreement shall become effective and binding as of the date hereof, except for the provisions set forth in Sections 4.1, 4.3. 4.4. 4.5. 5.1. 5.2(B), 5.2(c), 5.3, 5.4 and 5.7, which shall be binding as of the date the Merger becomes effective and in no event later than August 31, 2012. For the purpose of certifying the effectiveness of the Merger, any party to this Agreement may send a communication to the other parties attaching to such communication a copy of the public deed evidencing that the Merger has become effective (Escritura de Formalización, hereinafter the “Merger Effectiveness Deed”). For the avoidance of doubt, the provisions of the Andina SHA and of the Polar SHA that do not conflict with the provisions of this Agreement which have become effective and binding as of this date shall continue to be binding among the parties thereto until the Merger becomes effective.

1.2       Termination.

(a)         The rights and obligations of the parties to this Agreement shall terminate if any of the KO Shareholders voluntarily Transfer Shares in a sale to a Person other than KO or a subsidiary of KO, and, as a result of such sale, during the 30 days following such sale KO and its subsidiaries own less than 15.66 million shares of Series A Stock.

(b)         The rights and obligations of the parties under Section 3.1, 3.2, 3.3 and 3.4 of this Agreement and under Article 4 of this Agreement shall terminate if both (i) the Majority Shareholders notify the KO Shareholders in writing that the ownership level of Andina stock held by KO and its subsidiaries has fallen below 4%of the Series A Stock, and (ii) within one year following the receipt of such written notice KO and its subsidiaries fail to restore their ownership of Andina stock to at least such applicable 4% level.

(c)          The rights and obligations of the parties under Section 3.1, 3.2, 3.3 and 3.4 of this Agreement, but only with respect to the nominating of a second director by the KO Shareholders, shall terminate if both (i) the Majority Shareholders notify the KO Shareholders in writing that the ownership level of Andina stock held by KO and its subsidiaries has fallen below 10% of the Series A Stock, and (ii) within one year following the receipt of such written notice KO and its subsidiaries fail to restore their ownership of Andina Stock to at least such applicable 10% level. For the avoidance of doubt, during the period indicated in (ii), the obligation of the Majority Shareholders set forth in Section 3.2 shall be suspended. Also, as soon as KO and its subsidiaries restore their ownership of Andina stock to the applicable 10% level, the obligation of the Majority Shareholders set forth in Section 3.2 shall immediately recover its full enforceability.

ARTICLE 2

CERTAIN DEFINITIONS

For purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Bona Fide Offer” shall mean a written offer which the offeree wishes to accept setting forth the bona fide intention of the Person delivering such writing to purchase for cash all or part of the Shares by the offeree and stating in reasonable detail the cash consideration to be paid therefore and the other material terms and conditions of such offer. Any Bona Fide Offer shall be accompanied by a statement of the source of funds to be utilized in the transaction by the Person making the offer, including (where applicable) a commitment letter from an appropriate financial institution in form reasonably acceptable to the parties.

“Brokers Transactions” shall mean brokers’ transactions on any exchange or in any over-the-counter market, including brokers’ transactions within the meaning of Rule 144 under the Securities Act.

“Business Day” shall mean any day other than a day on which commercial banks in the cities of Atlanta or New York in the United States of America or in the city of Santiago, Chile, are required or authorized by law to be closed.

“Market Value” (as calculated on a per share basis) shall mean the quotient of the average closing price of the Series A Stock or Series B Stock, as applicable, as reported on the Santiago Stock Exchange (“Bolsa de Comercio de Santiago”) for the twelve-month period ended on the trading date immediately prior to the date of delivery of the notice by the KO Shareholders exercising the Put Right provided in Section 5.1.

“Majority Shareholders Partner Group” shall mean:

(a)                                Any of the Majority Shareholders Partners;

(b)                                Any of the spouses of the Majority Shareholders Partners;

(c)                                 Any of the lineal descendants (whether natural or adopted) of any of the Majority Shareholders Partners;

(d)                                Any individual who, in circumstances where the transferor at the time of his death did not have a spouse or any lineal descendants, receives shares of the Majority Shareholders by intestacy from (i) a Majority Shareholder Partner, (ii) a lineal descendant (whether natural or adopted) of any of the Majority  Shareholder  Partners, or (iii) a person who has previously received shares of the Majority Shareholders by intestacy as described in this paragraph (d);

(e)                                 Any Wholly Owned Subsidiary of any of the foregoing; and

(f)                                  Any trust formed for the benefit of any the Persons listed in clauses (a), (b), (c) or (d) if one or more Persons listed in clauses (a), (b), (c) or (d) retains full voting and investment power over the assets of such trust.

“Person” shall mean a natural person, partnership, corporation, trust or other legal entity.

“Public Offering” shall mean a widely distributed underwritten public offering of securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements thereof.

“Put Event” shall mean (i) the sale of all or substantially all of the assets of Andina or (ii) any merger, consolidation, share exchange, business combination or similar transaction involving Andina as a result of which Andina is not the surviving entity or any reorganization involving any third party in which Andina is not the surviving entity.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series A Stock” shall mean the Series A shares of capital stock of Andina.

“Series B Stock” shall mean the Series B shares of capital stock of Andina.

“Shares” means any shares of capital stock of Andina, any securities or other options or rights convertible into or exchangeable for any shares of capital stock of Andina, or any American Depository Shares or other instruments representing shares of capital stock of Andina whether or not issued or outstanding on the date hereof; provided that the term “Shares” shall not include any shares of Series B Stock or any American Depository Shares or other instruments representing shares of Series B Stock so long as shares of Series B Stock do not have voting power which is in any material respect greater than the voting provided as of this date to the Series B Stock.

“Transfer” shall mean any direct or indirect sale, assignment, transfer, pledge, usufructs, hypothecation or deposit into a voting trust of the securities in question.

“Wholly Owned Subsidiary” of a Person shall mean a corporation, entity or other Person all of the securities of which (other than directors’ qualifying shares or similar shares) are owned, directly or indirectly, by such Person.

ARTICLE 3

MANAGEMENT

3.1.  Board of Directors. The Shareholders agree that the Board of Directors of Andina shall consist at all times of not more than fourteen incumbent members (with no alternate members). The KO Shareholders shall be entitled to nominate at least two incumbent members to the Board of Directors of Andina

3.2.  Election of Directors. At every annual meeting and at any special meeting of Shareholders  hereafter called for the purpose of electing a director or directors of Andina, the KO

Shareholders shall vote all of their Shares in favor of the election of the nominees for directors designated by the KO Shareholders as provided in this Article 3, and the Majority Shareholders shall vote such number of Shares owned, directly or indirectly, by them as may be necessary (after taking into account the Shares voted by the KO Shareholders) to cause the election of such KO nominees.

3.3.    Vacancies. In the event of any vacancy on the Board of Directors occasioned by the death, incapacity, resignation or removal of a director nominated by the KO Shareholders, each Shareholder will vote or cause to be voted all Shares which the Shareholder owns to fill such vacancy with the nominee designated by the KO Shareholders. The Shareholders will take all such action as may be necessary to promptly fill such vacancy, including the calling of a shareholders’ meeting.

3.4.    Removal of Directors. If the KO Shareholders, in their sole discretion, determine to remove a director which the KO Shareholders had previously so nominated and so notify the other Shareholder in writing, each Shareholder agrees, promptly to vote or cause to be voted all Shares which the Shareholder owns in favor of the removal of such director.

3.5.    Management of Andina; Board of Directors Action.

(a)                   The day-to-day administration of Andina’s business and affairs shall be conducted by Andina’s current management structure under the direction, control and supervision of the Board of Directors of Andina in accordance with the Estatutos Sociales of Andina. Subject to the Chilean Companies Act, the Shareholders agree that the matters indicated in Exhibit 3.5 to this Agreement will require (i) approval by the Board of Directors of Andina at a duly convened Board of Directors meeting, and (ii) the affirmative vote of at least one of the directors nominated by the KO Shareholders at the relevant Board of Directors meeting. Therefore, the Majority Shareholders agree to cause the directors nominated by them to vote against the matters listed in Exhibit 3.5 or withdraw the motion in that regard submitted to approval, unless at least one of the directors nominated by the KO Shareholders votes in favor of the relevant matter.

(b)                   Furthermore, the Shareholders acknowledge that the Estatutos Sociales of Andina provide for certain notice, quorum and voting requirements for action of the Board of Directors of Andina and agree not to take any action inconsistent with such provisions.

3.6.    Shareholders’ Meetings.

(a)                                           The Shareholders agree that the matters indicated in Exhibit 3.5 to this Agreement will require (i) approval by the shareholders of Andina at a duly convened shareholders’ meeting, and (ii) the affirmative vote of all the shares belonging to the KO Shareholders at the relevant shareholders’ meeting. Therefore, the Majority Shareholders agree to vote their shares of capital stock of Andina against the matters listed in Exhibit 3.5 or withdraw the motion in that regard submitted to approval, unless the KO Shareholders vote in favor of the relevant matter.

(b)                                           Furthermore, the Shareholders acknowledge that the Estatutos Sociales provide for certain notice, quorum and voting requirements at ordinary and extraordinary shareholders’ meetings and agree not to take any action inconsistent with such provisions.

3.7.  Code of Business Conduct. The Majority Shareholders agree (i) that Andina and its subsidiaries shall have in effect at all times a Code of Business Conduct in substantially the form of Exhibit 3.7 and (ii) to cause Andina to take appropriate action to assure that the Code of Business Conduct is adequately communicated to management and all employees of Andina and its subsidiaries.

3.8.  Environmental & Occupational Safety & Health Matters. The Majority Shareholders agree that:

(a)                   The operations of Andina and its subsidiaries will be conducted:

(i)                                      in compliance in all material respects with the requirements of all applicable environmental laws, regulations, statutes, ordinances and permit conditions (the “Environmental & Occupational Safety & Health Laws”);

(ii)                                   in accordance in all material respects with all “Environmental, and Occupational Safety & Health Standards” as required by KO in KORE documentations (see attachment), and SLBU published  requirements; and

(iii)                                in a reasonable manner such that the risk of material liability to governmental entities and/or third parties arising from environmental matters is minimized.

(b)                   In fulfilling the intent of this Section 3.8, the responsibility for environmental compliance will be assigned to an individual in the management of Andina, whose duties shall include conducting regular environmental and occupational safety and health audits of all production facilities. Each operation must have a responsible for environmental and occupational safety and health. In. addition, Andina’s General Manager shall notify the Board of Directors of Andina of any material exceptions to environmental and occupational safety and health compliance and ensure that all required corrective actions are initiated and completed as soon as possible. Information of Key Performance Indicators as defined by KO must be accurate and timely submitted by Andina. Andina’s operations shall reach targets as defined by KO.

ARTICLE4

RESTRICTIONS ON TRANSFER

4.1.  Transfer Restriction Generally.

(a)                                           The rights of the KO Shareholders and the Majority Shareholders to Transfer any Shares are restricted as provided in this Article 4, and no Transfer of Shares by any of the KO Shareholders or the Majority Shareholders may be effected except in compliance with this Article 4. Any attempted or actual Transfer in violation of this Agreement shall, to the full extent permitted under applicable Chilean laws or regulations, be of no effect and null and void.

(b)                                           Without complying with the provisions of this Article 4, the KO Shareholders may make Transfers of Shares to KO or to any Wholly Owned Subsidiary of KO (a “KO Permitted Transferee”); provided, however, that (i) any Shares Transferred to any KO Permitted Transferee hereunder shall remain subject to the provisions of this Agreement, and (ii) such KO Permitted

Transferee shall agree in writing to be bound by the provisions of this Agreement. Prior to such time as any KO Permitted Transferee holding any Shares shall cease to be a Wholly Owned Subsidiary of KO, such KO Permitted Transferee shall Transfer all Shares then owned by it to the KO Shareholders or to another KO Permitted Transferee. The restrictions set forth in this Article 4 shall terminate upon the occurrence of a Put Event or (x) a change in the direct or indirect ownership of the outstanding voting power or equity interest of any of the Majority Shareholders as a result of which the Majority Shareholders Partner Group owns collectively less than 75% of the outstanding voting power or less than 75% of the outstanding equity interests of any of the Majority Shareholders, or (y) a change in the ownership of the outstanding voting power or equity interests of Andina as a result of which the Majority Shareholders and the Majority Shareholder Permitted Transferees (as defined Section 4.1(c)) own collectively less than 50.1% of the outstanding voting power or less than 25% of the outstanding equity interest of Andina.

(c)                                            Without complying with the provisions of this Article 4, the Majority Shareholders may make Transfer of Shares to any Wholly Owned Subsidiary of a Majority Shareholder (a “Majority Shareholder Permitted Transferee”); provided, however, that (i) any Shares Transferred to a Majority Shareholder Permitted Transferee hereunder shall remain subject to the provisions of this Agreement and (ii) such Majority Shareholder Permitted Transferee shall agree in writing to be bound by the provisions of this Agreement. Prior to such time as any Majority Shareholder Permitted Transferee holding any Shares shall cease to be a Wholly Owned Subsidiary of a Majority Shareholder, such Majority Shareholder Permitted Transferee shall Transfer all Shares then owned by it to the Majority Shareholders or to another Majority Shareholder Permitted Transferee.

4.2.  Corporate reorganization of Freire One, Freire Two and Los Aromas.

(a)                                           Freire One, Freire Two and Los Aromas declare that (i) it is the purpose of the four current beneficial owners of each of Freire One and Freire Two to perform a corporate restructuring on each of said corporations, whereby four new corporations will be spun-off from each of Freire One and Freire Two and all of the shares issued by Andina owned by Freire One and Freire Two will be allocated among those four new corporations. As a consequence of this corporate reorganization, each of the current four beneficial owners of Freire One and Freire Two will be separately owners of Andina stock; and (ii) it is the purpose of the current partners of Los Aromas to perform a corporate restructuring on said company, whereby five new corporations will be spun- off from Los Aromas and all of the shares issued by Andina owned by Los Aromas will be allocated among those five new companies, except for the amount of up to 2,987,731 Shares, which may be transferred or allocated as provided in letter (d) below. As a consequence of this corporate reorganization, each of the current partners of Los Aromos will be separately owners of Andina stock.

(b)                                           Consequently, the Shareholders agree that Freire One, Freire Two and Los Aromos will be entitled to perform the corporate reorganizations and to allocate the shares issued by Andina in the new corporations and companies resulting from such reorganization as described in letter (a) above, provided, however, that (i) the corporate reorganizations and allocation of shares of capital stock of Andina is performed no later than December 31st, 2012; (ii) the new corporations and companies resulting from such reorganization remain exclusively and solely beneficially owned directly or indirectly by Majority Shareholders Partners; (iii) on the same date and simultaneously with the performance of the corporate reorganization and allocation, each of the corporations and companies resulting from such reorganization agrees to be bound by the terms of this Agreement by signing an adherence letter in the form attached to this Agreement as Exhibit 4.2(b); and (iv) the undertakings of the Majority Shareholders Partners set forth in Section 5.7 of this Agreement shall subsist regarding the relevant corporations and companies resulting from such reorganization.

(c)                                            For the avoidance of doubt, it is hereby expressly stated that upon the performance of the corporate reorganization of Freire One, Freire Two and Los Aromos, each of the corporations and companies resulting from such reorganization holding Shares will be jointly deemed to be a Majority Shareholder and members as applicable of the Freire One Group, Freire Two Group and Aromos Group, and will have the same rights and obligations that Freire One, Freire Two and Los Aromos currently have under this Agreement, respectively.

(d)                                           It is further agreed that until no later than December 31st, 2012, Los Aromos will be entitled to freely transfer or allocate up to 2,987,731 Shares. Upon such transfer or allocation, the Shares transferred or allocated shall cease to be subject to the provisions of this Agreement.

4.3.  Right of First Refusal.

(a)                                           Except as set forth in Section 4.1(b), 4.1(c) or 4.3(e) of this Agreement, if any Shareholder (the “Transferring Shareholder”) receives a Bona Fide Offer from a third party to sell all or any portion of the Shares held by the Transferring Shareholder (the “Offered Shares”) in a transaction not subject to Section 4.4 hereof, then the Transferring Shareholder shall give notice (the “Notice”) of such Bona Fide Offer to purchase the Offered Shares to the other Shareholders (the “Non-Transferring Shareholders”). Such Notice shall contain a copy of the third party’s offer and set forth in reasonable detail the terms of the proposed purchase, including: (i) the number of Shares proposed to be Transferred, (ii) the name and address of the proposed purchaser, (iii) the proposed amount and type of consideration, and terms and conditions of payment for such Shares and (iv) that the proposed purchaser has been informed of the rights provided to the Shareholders in this Section 4.3. No Transfer may be made hereunder for a consideration other than cash.

(b)                                           Upon receipt of the Notice, the Non-Transferring Shareholders shall have the right, for a period of 60 days following the date such Notice is received (or if the KO Shareholders are the Non-Transferring Shareholders, until 15 days after the first meeting of the KO Board of Directors which is held at least 30 days after the date on which the KO Shareholders receive the Notice) (as the case may be, the “Refusal Election Period”), to notify the Transferring Shareholders in writing of the election to purchase all (but not less than all) of the Offered Shares on the terms and conditions set forth in the Notice, with a copy of such election notice to Andina.

(c)                                            If the Non-Transferring Shareholders timely notify the Transferring Shareholder in writing of the election to exercise the right to purchase all (but not less than all) of the Offered Shares, the purchase, sale and Transfer of the Offered Shares shall take place on a date fixed by the Non-Transferring Shareholders which must be a date within 60 days after the receipt of the Notice. The closing of such purchase shall be affected in accordance with Section 4.5.

(d)                                           If the Non-Transferring Shareholders fail to timely notify the Transferring Shareholder in writing of the election to exercise the right to purchase all (but not less than all) of the Offered Shares within the Refusal Election Period or, following notification, the Non-

Transferring Shareholders shall fail to consummate the purchase of the Offered Shares within the time period set forth in paragraph (c) above (other than a failure to consummate a sale of the Offered Shares which results from the inability or failure of the Transferring Shareholders to transfer good and marketable title to such Offered Shares, a breach by the Transferring Shareholder of this Agreement or otherwise due to circumstances not reasonably within the control of the Non-Transferring Shareholder), then the Transferring Shareholder shall have the right for a period of 90 days after the termination of the Refusal Election Period (or after the earlier waiver by the Non-Transferring Shareholders of the right to purchase), to transfer the Offered Shares to the third party who made the Bona Fide Offer on terms not less favorable to the Transferring Shareholder than the price per share and the other terms and conditions stated in the Bona Fide Offer. If the Transferring Shareholder fails to consummate the transfer of the Offered Shares prior to the expiration of such 90-day period (or earlier period as set forth immediately above), then prior to any subsequent Transfer of any Shares owned by the Transferring Shareholder, the Transferring Shareholder must comply with the terms of this Agreement and the restrictions on transfer shall again be applicable with respect thereto.

(e)                                            The provisions of this Section 4.3 shall not apply with respect to (i) Transfers of Shares by any KO Shareholder in accordance with the provisions of Sections 4.1(b) or 5.1 of this Agreement, or (ii) Transfer of Shares by the Majority Shareholders in accordance with the provisions of Section 4.1(c) of this Agreement.

(f)                                             For purposes of this Section 4.3, (i) if the Transferring Shareholder is a Majority Shareholder, the term Non-Transferring Shareholders shall be deemed to include only the KO Shareholders and (ii) if the Transferring Shareholder is a KO Shareholder, the term Non-Transferring Shareholders shall be deemed to include only the Majority Shareholders.

4.4.  Right of First Offer.

(a)                                           Except as set forth in Section 4.1(b), 4.1(c) or 4.4(f), if a Shareholder proposes to Transfer all or any portion of its Shares (the “Publicly Offered Shares”) in a Public Offering or in Brokers Transactions, then such Transferring Shareholder shall give notice (the “Public Sale Notice”) of such intention to Transfer the Publicly Offered Shares to the Non-Transferring Shareholders. Such Public Sale Notice shall set forth: (i) the number of Publicly Offered Shares proposed to be transferred; (ii) the price per Share determined in good faith by the Transferring Shareholder on the date of the Public Sale Notice (the “First Offer Price”), (iii) the planned date of such Transfer, and (iv) any other material proposed terms of the Transfer.

(b)                                           Upon receipt of the Public Sale Notice, the Non-Transferring Shareholders shall have the right, for a period of 60 days following the date such Public Sale Notice is received (or if the KO Shareholders are the Non-Transferring Shareholders, until 15 days after the first meeting of the KO Board of Directors which is held at least 30 days after the date on which the KO Shareholders receive the Public Sale Notice), to notify the Transferring Shareholder of the election to purchase the Publicly Offered Shares at the First Offer Price (the “First Notice Period”). The Public Sale Notice shall constitute an offer to the Non-Transferring Shareholders, which shall be irrevocable during the First Notice Period, to sell to the Non-Transferring Shareholders the Publicly Offered Shares upon the terms provided in this Section 4.4 and the Public Sale Notice.

(c)                    If the Non-Transferring Shareholders timely notify the Transferring Shareholder of the election to exercise the right to purchase the Publicly Offered Shares, the purchase, sale and transfer of the Publicly Offered Shares shall take place on a date fixed by the Non-Transferring Shareholders which must be a date within 60 days after the delivery of the election to purchase such Publicly Offered Shares. The closing of such purchase shall be effected in accordance with Section 4.5.

(d)                   If the Non-Transferring Shareholders fail to timely notify the Transferring Shareholder of the election to exercise the right to purchase the Publicly Offered Shares within the First Notice Period, or if, following notification, the Non- Transferring Shareholders shall fail to consummate the purchase of the Publicly Offered Shares within the time period set forth in paragraph (c) above (other than a failure to consummate a sale of the Publicly Offered Shares which results from the inability or failure of the Transferring Shareholder to transfer good and marketable title to such Publicly Offered Shares, a breach by the Transferring Shareholder of this Agreement or otherwise due to circumstances not reasonably within the control of the Non- Transferring Shareholders), then the Transferring Shareholder shall have the right for a period of 90 days after the termination of the First Notice Period (or after the earlier waiver by the Non-Transferring Shareholders of the right to purchase), to Transfer the Publicly Offered Shares at a price not less than 90 percent of the First Offer Price (x) in a Public Offering, subject to Section 4.4(e) or (y) in Brokers Transactions. If the Transferring Shareholder fails to consummate the transfer of the Publicly Offered Shares prior to the expiration of such 90-day period (or earlier period as set forth immediately above) then prior to any subsequent Transfer of any portion of the Transferring Shareholder’s Shares, the Transferring Shareholder must comply with the terms of this Agreement and the restrictions on transfer shall again be applicable with respect thereto.

(e)                    If the Transferring Shareholder proposes to Transfer Shares in a Public Offering, as near as reasonably practicable to the date of Transfer the Transferring Shareholder shall give notice to the Non-Transferring Shareholders (the “Second Offer”) to sell to the Non-Transferring Shareholders the Publicly Offered Shares at the price per share indicated in good faith and in writing by the lead underwriter or purchaser of such Shares as the estimated offering price therefore (the “Second Offer Price”), provided, however, that no Second Offer need be made if the Second Offer Price would be more than 90 percent of the First Offer Price. Upon receipt of the Second Offer, the Non-Transferring Shareholders shall have the right, for a period of 24 hours (the “Second Offer Period”), to notify the Transferring Shareholder of the election to accept the Second Offer. If the Non-Transferring Shareholders timely notify the Transferring Shareholder of the election to exercise the right to purchase the Publicly Offered Shares, the purchase, sale and transfer of the Publicly Offered Shares shall take place on a date fixed by the Non-Transferring Shareholders which must be a date within 60 days after the receipt of the Second Offer. The closing of such purchase shall be effected in accordance with Section 4.5. If the Non-Transferring Shareholders fail to timely notify the Transferring Shareholder of the election to exercise the right to purchase the Publicly Offered Shares within the Second Notice Period, or if, following notification, the Non-Transferring Shareholders shall fail to consummate the purchase of the Publicly Offered Shares within the time period set forth in this paragraph (e) (other than a failure to consummate a sale of the Publicly Offered Shares which results from the inability or failure of the Transferring Shareholder to transfer good and marketable title to such Publicly Offered Shares, a breach by the Transferring Shareholder of this Agreement or otherwise due to circumstances not reasonably within the control of the Non-Transferring Shareholders), then the Transferring Shareholder shall have the right for a period of 90 days after the termination of the Second Notice Period (or after the earlier waiver by the Non-Transferring Shareholder of the right to purchase), to Transfer the Publicly Offered Shares in a Public Offering. If the Transferring Shareholder fails to consummate the transfer of the Publicly Offered Shares prior to the expiration of such 90-day period (or earlier period as set forth immediately above), then prior to any subsequent Transfer of any Shares, the Transferring Shareholder must comply with the terms of this Agreement and the restrictions on transfer shall again be applicable with respect thereto.

(f)                     The provisions of this Section 4.4 shall not apply with respect to (i) Transfer of Shares by any KO Shareholder in accordance with the provisions of Section 4.1(b) or 5.1 of this Agreement, or (ii) Transfer of Shares by the Majority Shareholders in accordance with the provisions of Section 4.1(c) of this Agreement.

(g)                    For purposes of this Section 4.4, (i) if the Transferring Shareholder is a Majority Shareholder, the term Non-Transferring Shareholders shall be deemed to include only the KO Shareholders and (ii) if the Transferring Shareholder is a KO Shareholder, the term Non-Transferring Shareholders shall be deemed to include only the Majority Shareholder.

4.5.      Closing Purchase. At the closing of any purchase and sale of Shares by the Shareholders pursuant to this Article 4, (i) the Transferring Shareholder shall Transfer to the Non-Transferring Shareholders the certificates or other documents evidencing the Shares being purchased, together with such duly executed assignments separate from such certificates and other documents or instruments reasonably required by counsel for the Non-Transferring Shareholders to consummate such purchase,  and (ii) the Non Transferring Shareholders shall pay the purchase price in cash. In addition, at the closing of such purchase and sale, (x) the Transferring Shareholder shall deliver to the Non-Transferring Shareholders an executed, written representation, in form and substance reasonable satisfactory to legal counsel for the Non-Transferring Shareholders, that the Transferring Shareholder owns the shares of capital stock of Andina free and clear of all liens and encumbrances and that upon the delivery of such shares of capital stock of Andina, the Non-Transferring Shareholders shall be vested with all of the Transferring Shareholder’s right, title and interest in such shares of capital stock of Andina and (y) the Non-Transferring Shareholders shall deliver to the Transferring Shareholder such investment representations as may be reasonably requested for securities law purposes.

ARTICLE 5

COVENANTS; REPRESENTATIONS

5.1.      Put Right.

(a)                   Upon the occurrence of a Put Event, the KO Shareholders shall have the right (a “Put Right”) to require the Majority Shareholders to purchase all, but not less than all, of the shares of Andina stock owned by them (except as provided in the next sentence) at the Put Price (calculated on a per share basis) as determined in Section 5.1(b). For purposes of this Section 5.1, the Shareholders agree that the shares of Andina stock subject to the Put Right shall include only the Shares currently owned by the KO Shareholders and any additional shares of Andina capital stock acquired by the KO Shareholders through the exercise of their preemptive rights. The KO

Shareholders shall give written notice to the Majority Shareholders of their intention to exercise their Put Right within 15 days after the date of the first meeting of the KO Board of Directors which is held at least 30 days after the date upon which the KO Shareholders receive written notice of the determination of the Put Price pursuant to Section 5.1(b).

(b)                   Upon the occurrence of a Put Event, at the request of the KO Shareholders, the parties shall cause the Put Price to be determined as follows:

(i)               If the shares to be purchased by the Majority Shareholders pursuant to the Put Right are shares of Series A Stock, the Put Price for such shares shall be mutually agreed upon by the KO Shareholders and the Majority Shareholders or, if the KO Shareholders and the Majority Shareholders are unable to agree within thirty days after the request by the KO Shareholders for the determination of the Put Price, the Majority Shareholders, on the one hand, and the KO Shareholders, on the other hand, shall each choose an internationally recognized investment banking firm with experience in the analysis of soft drink businesses, and each of those two firms within 60 days from the date of their engagement shall prepare an appraisal setting forth its determination of the Put Price. If such two firms do not agree on the Put Price and following such determination the KO Shareholders and the Majority Shareholders continue to be unable to agree upon the Put Price within ten days from the expiration of such 60-day term, the two firms shall, in good faith, select a third investment banking firm, which third firm shall be an internationally recognized firm with experience in the analysis of soft drink businesses. The third investment banking firm so selected shall within forty-five days from the date of its engagement prepare an appraisal setting forth its determination of the Put Price, which determination shall be final and binding to the parties. The cost of such investment banking firm(s) shall be borne equally by the KO Shareholders, on the one hand, and the Majority Shareholders, on the other. The KO Shareholders and the Majority Shareholders shall cooperate fully in selecting investment bankers and shall cooperate fully in their determination of the Put Price. If a party fails to select an investment banker or fails to cooperate with such banker as described herein, in either case, within ten days of receipt of a notice specifying such failure to cooperate from the other party or parties, the other party or parties shall, in good faith, cooperate with the investment banker already retained under the terms of this provision or, if not yet retained, select an investment banking firm of its sole discretion, to make a determination of the Put Price, which determination shall be final and binding on the parties. The parties shall instruct the investment banking firm so retained to deliver its written opinion as to the Put Price to the parties within thirty days following the selection of such banker. The Put Price of the shares of Series A Stock shall be the price that a holder of shares of Series A Stock would receive upon the sale of such shares in a transaction under market conditions between a willing seller and a willing buyer as of the date of the request by the KO Shareholders that the Put Price be determined.

(ii)            If the Shares to be purchase by the Majority Shareholders pursuant to the Put Right are shares of Series B Stock, the Put Price shall be the Market Value of such shares of Series B Stock.

(c)                    If the KO Shareholders shall for purposes of this Agreement consent in writing to a Put Event, such prior written consent shall be deemed to be a waiver of their Put Right for purposes of the transaction as to which written consent has been given; provided, however, that such written consent shall not be deemed to be a waiver of their Put Right for purposes of any other transaction which might be deemed to constitute a Put Event.

5.2.      Amended Option and Custody Agreement.

(a)                   On September 5, 1996, Freire One, Freire Two, TCCC, Interamerican, Coca-Cola de Argentina S.A. (currently named SPBR), Citibank, N.A. and Andina, entered into a Stock Purchase Option Agreement and Custody Agreement, as amended on December 17, 1996, pursuant to which Freire One and Freire Two agreed to provide TCCC, Interamerican and Coca-Cola de Argentina S.A. (currently named SPBR) with a call right relating to Shares held by Freire One and Freire Two and agreed to certain restrictions regarding the transfer of Shares held by Freire One and Freire. In consideration of the execution and delivery by the parties of this Agreement (including the provisions set forth in Article 4 of this Agreement), the parties agree that on the date the Merger becomes effective and concurrently with the execution of the Merger Effectiveness Deed (but in no event later than August 31, 2012) the parties will execute and enter into an amendment to the Stock Purchase Option Agreement and Custody Agreement (the “Amended Option and Custody Agreement”) in substantially the form of Exhibit 5.2, pursuant to which the Majority Shareholders will agree to provide the KO Shareholders with a call right relating to Shares held by the Majority Shareholders and agree to certain restrictions regarding the transfer of Shares held by the Majority Shareholders. For the avoidance of doubt, the Stock Purchase Option Agreement shall continue to be binding among the parties thereto until the Amended Option and Custody Agreement becomes effective.

(b)                   At least ninety days prior to taking any action with respect to any of the following matters (a “Fundamental Transaction”), the Majority Shareholders and the Majority Shareholders Partners will provide the KO Shareholders with written notice of the intent to take such action:

(i)                    the sale of all or substantially all of the assets of Andina;

(ii)                 any reorganization, merger, consolidation, share exchange or business combination involving Andina;

(iii)              any change in the direct or indirect ownership of the outstanding voting power or equity interests of any of the Majority Shareholders as a result of which the Majority Shareholders Partner Group owns collectively less than 75% of the outstanding voting power or less than 75% the outstanding equity interests of any of the Majority Shareholders;

(iv)             any change in the direct or indirect ownership of the outstanding voting power or equity interests of Andina as a result of which the Majority Shareholders own in the aggregate less than 50.1% of the outstanding voting power of Andina or less than 25% of the outstanding equity interests of Andina; or

(v)                a stock split, subdivision, stock dividend, extraordinary dividend or dividends or other reclassification, consolidation or combination of Andina’s voting securities or any similar action or transaction.

(c)                    From the date of any request by the KO Shareholders to initiate the Option Exercise Period (as defined in the Amended Option and Custody Agreement) until the closing of the purchase of the Option Shares (as defined in the Amended Option and Custody Agreement) by the KO Shareholders, the Majority Shareholders agree that they (x) will not take, and will not vote their shares of Andina stock in favor of, any action with respect to any Fundamental Transaction and (y) will cause Andina to carry on its business in the ordinary course.

5.3.      Preemptive Rights. The KO Shareholders reserve their rights, to the full extent permitted under applicable Chilean laws and regulations, to maintain their pro rata share ownership of Series A Stock, Series B Stock or other capital stock through the exercise of preemptive rights. If Andina issues additional shares of capital stock to existing shareholders in a preemptive rights offering (a “Preemptive Rights Offering”), the Majority Shareholders agree that they will not vote the Majority Shareholder Shares in favor of, or permit, the setting of a price for any shares of capital stock which may be offered to third parties (even if such shares are to be acquired in a transfer on a stock exchange) which is lower than the price at which shares of capital stock were offered to the KO Shareholders in the Preemptive Rights Offering without the prior written consent of the KO Shareholders.

5.4.      Provision of Certain Information. The Majority Shareholders agree to cause Andina to provide the KO Shareholders with the following:

(a)                   such information and calculations as to permit each of them to meet its planning, accounting, tax and regulatory requirements (including the U.S. Foreign Corrupt Practices Act, if applicable, and any similar Chilean laws), and shall conduct its affairs in such manner as to permit each of them to comply with such laws, it being understood that, except to the extent required to comply with such laws, Andina will not be required to change its existing accounting practices;

(b)                   monthly unaudited USD an CLP consolidated and by operation financial statements (including net revenues, cost of goods sold, operational expenses, operating income, cash operating profit, other non-operational expenses and income, net income and unit cases) prepared in accordance with Chilean international financial reporting standards (“IFRS”), consistently applied, and reconciled to U.S. generally accepted accounting principles, as soon as practicable but not later than 30 days after the end of each quarter;

(c)                    monthly physical and unit case sales each categorized into KO and non- KO brands as soon as practicable but not later than 30 days after the end of each quarter;

(d)                   annual USD and CLP audited consolidated and by operation financial statements prepared in accordance with IFRS, consistently applied, and reconciled to U.S. generally accepted accounting principles, as soon as practicable but not later than 50 days after the end of each fiscal year;

(e)                    for Andina and each of its subsidiaries, annual CLP audited financial statements prepared in accordance with IFRS, consistently applied, and reconciled to U.S. generally accepted accounting principles, as soon as practicable but not later than 50 days after the end of each fiscal year;

(f)                     copies of the annual tax returns as filed for Andina and each of its subsidiaries as soon as practicable but not later than 120 days after the end of each fiscal year;

(g)                    USD and CLP budget (including net revenues, cost of goods sold, operational expenses, operating income, cash operating profit, other non-operational expenses and income, net income and unit cases) on a consolidated and by operation basis by month for the next fiscal year prepared in accordance with IFRS, consistently applied, and reconciled to U.S. generally accepted accounting principles, on a preliminary basis in October of each year and finalized in December of each year;

(h)                   USD and CLP budget (including net revenues, cost of goods sold, operational expenses, operating income, cash operating profit, other non-operational expenses and income, net income and unit cases) on a consolidated basis and by operation by year for the next three fiscal years prepared in accordance with IFRS, consistently applied, in May of each year;

(i)                       the actual and budgeted information set forth in Exhibit 5.4(i) in accordance with KO’s regular submission schedule regarding such information (with no more than a one-month submission lag);

(j)                      the information set forth in Exhibit 5.4(j) in accordance with KO’s regular submission schedule; and

(k)                   information on impairment tests for intangibles of indefinite life, as may be requested by KO from time to time.

The Majority Shareholders agree to cause Andina to cooperate in providing to the KO Shareholders on a timely basis such information as they may reasonably request in order to permit the KO Shareholders to reconcile to U.S. generally accepted accounting principles any amounts described above which are prepared in accordance with IFRS.

5.5.      Representations and Warranties. Each party hereto represents and warrants to each other party hereto as follows:

(a)                   Such party has all requisite power and capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by such party of its obligations hereunder have been duly authorized by all necessary action on behalf of such party. This Agreement has been duly executed and delivered by such party and constitutes the legal, valid and binding obligations of such party enforceable against such party in accordance with its terms.

(b)                   The execution, delivery and performance of this Agreement by such party will not result in (i) any conflict with the articles of incorporation, bylaws or other organization documents or trust agreement (in each case, if applicable) of such party, (ii) any breach or violation of or default by such party under any statute, law, rule or regulation of any governmental authority, or any judgment, decree, order or any mortgage, deed of trust, indenture, agreement or other instrument to which such party is a party or by which any of its assets may be bound, or (iii) except as contemplated hereby, the creation or imposition of any lien or encumbrance on any of such party’s assets or properties or any restriction on the ability of such party to consummate the transactions contemplated by this Agreement.

5.6.      Liability of the Majority Shareholders. The Majority Shareholders agree and undertake for the benefit of the KO Shareholders that under this Agreement they shall be deemed to be a single party and that therefore the fulfillment of their obligations under this Agreement is indivisible, being jointly and severally liable for the breach of such obligations. The KO Shareholders hereby accept the joint and several liabilities of the Majority Shareholders.

5.7.      Undertakings of the Majority Shareholders Partners. Each Majority Shareholders Partner executes this Agreement to provide for an intuito personae contractual relationship with the KO Shareholders, and further agrees and undertakes for the benefit of the KO Shareholders that they will (i) cause the respective Majority Shareholders legal entity, as applicable, to comply and perform with their obligations under this Agreement, and (ii) give the prior notice indicated in Section 5.2(b).

ARTICLE 6

MISCELLANEOUS

6.1.      Effect of Reorganization, Etc. The purchase price per Share and similar provisions in this Agreement shall be equitably adjusted to reflect any stock split, subdivision, stock dividend, extraordinary dividend or dividends or other reclassification, consolidation or a combination of Andina ‘s voting securities or any similar action or transaction which occurs after the date of this Agreement.

6.2.      Entire Agreement; Amendment. This Agreement and the Amended Option and Custody Agreement contain the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and negotiations and oral understandings relating to the subject matter hereof; provided that this provision is not intended to abrogate any other written agreement between the parties executed contemporaneously with or after this agreement; and provided further that neither this Agreement nor the Amended Option and Custody Agreement is intended to amend or modify any of the terms or provisions of any of the bottlers’ agreements between KO and Andina or any of the subsidiaries of Andina. In the event of any conflict or inconsistency between the terms of this Agreement or the Amended Option and Custody Agreement with the terms of any such bottlers’ agreements with respect to the subject matter governed by such bottlers’ agreements, the terms of such bottlers’ agreement shall control. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

6.3.      Successors and Assignees. This Agreement and the rights of a party hereunder may not be assigned, and the obligations of a party hereunder may not be delegated, in whole or in part, without the prior written consent of all other parties hereto, except that the rights and obligations of the KO Shareholders may be assigned or delegated to KO or to any subsidiary of KO, provided that such assignment shall not relieve the assignor of its obligations under this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

6.4.      Specific Performance. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

6.5.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

6.6.      Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the interpretation hereof.

6.7.      Modification and Waiver. Any rights arising under this Agreement may be waived in writing by the party holding the same. No waiver of any right arising under this Agreement shall be deemed to or shall constitute a waiver of any other right hereunder (whether or not similar).

6.8.      Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or by e-mail evidenced by electronic proof of transmission or sent by registered or certified mail or by any express mail service, postage and fees prepaid:

If to Andina:	Av. El Golf 40, floor 4, Las Condes, Santiago, Chile
	Attention:	General Counsel
(currently Jaime Cohen Arancibia)
E-mail: jcohena@koandina.com

With a copy to:	Av. El Golf 40, floor 20, Las Condes, Santiago, Chile
Attention: Juan Francisco Gutierrez Irarrázaval
E-mail: jfgutierrez@philippi.cl

If to any of the
KO Shareholders:	Coca-Cola Latin America
Rubén Darío #115
Col. Bosque de Chapultepec
México, D.F., C.P. 11580
México
	Attention:	President Latin America Group
(currently Mr. Jose Octavia Reyes L.)
E-mail: joreyes@coca-cola.com

With a copy to:		Coca-Cola Latin America
Rubén Darío #115
Col. Bosque de Chapultepec
México, D.F., C.P. 11580
México
	Attention:	General Counsel Latin America Group
(currently Mr. Rodrigo W. Caracas)
	E-mail:	rcaracas@coca-cola.com
And to:		Av. Andrés Bello 2711, floor 19,
Las Condes, Santiago, Chile
Attention: Francisco Javier Illanes Munizaga
E-mail: fjillanes@cariola.cl

If to the Majority
Shareholders:		Av. El Golf 99, floor 9, Las Condes, Santiago, Chile
Attention: Madeline Hurtado Berger, Pamela Hurtado Berger, Cristián Alliende Arriagada and Arturo Majlis Abala
E-mail: amajlis@grasty.cl

Av. El Golf 99, suite 801, Las Condes, Santiago, Chile
Attention: José Antonio Garcés Silva (senior) and José Antonio Garcés Silva (junior)
E-mail: josegarces@sanandres.cl

Av. Andrés Bello 2687, floor 20, Las Condes, Santiago, Chile
Attention: José Said Saffie and Salvador Said Somavia
E-mail: ssaid@caburga.cl

Av. El Golf 40, suite 804, Las Condes, Santiago, Chile
Attention: Gonzalo Said Handal
E-mail: gsh@newport.cl

With a copy to:		Magdalena 140, 20th floor, Las Condes, Santiago Chile
Attention: Arturo Majlis Albala
E-mail: amajlis@grasty.cl

Av. El Golf 150, floor 18, Las Condes, Santiago, Chile
Attention: Eugenio Guzman Espinosa
E-mail: eguzman@pgb.cl

Glamis 3296,Las Condes, Santiago, Chile
Attention: José Domingo Eluchans Urenda
E-mail: jdeu@idelpa.cl

Av. Apoquindo 3721, floor 14, Las Condes
Attention: Felipe Larraín Tejeda

E-mail: flarrain@claro.cl

And to:	Avenida Nueva Tajamar 481, Torre Sur, floor 4
Attention: Eduardo Chadwick Claro
E-mail: edchadwick@errazuriz.cl

With a copy to:	Bandera 206, floor 7, Santiago
Attention: Alfredo Alcaíno de Esteve
E-mail: alcainod@arys.cl

Or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered personally or by e-mail or by mail in the manner provided herein shall be deemed to have been duly given to the party to whom it is direct upon actual receipt by such party.

6.9.      Legends. Upon the execution of this Agreement, the parties hereto shall cause each and every certificate representing Shares owned by each Shareholder to bear on its face in conspicuous type and in both the English and Spanish languages the following legends.

The shares represented by this certificate, including their Transfer and any arrangements or agreements with respect to their voting, are subject to the terms and conditions of Andina’s Estatutos Sociales and that certain Amended and Restated Shareholder’s Agreement dated as of 25 of June, 2012 by and among certain shareholders of Andina, a copy of which is on file at the main office of Andina. Any sale, assignment, transfer, gift, pledge, encumbrance, or other disposition and any arrangement or agreement with respect to the voting of the shares represented by this certificate not in conformity with said Estatutos Sociales and the Amended and Restated Shareholders’ Agreement shall, to the full extent permitted under applicable Chilean laws or regulations, be invalid.

If such legends cannot be practically placed on the face of such certificate, such legends shall be set out in conspicuous type on the back of the certificate, and notice thereof shall be given in conspicuous type on the front. The parties hereto agree that each and every certificate representing shares of capital stock of Andina issued hereafter to each Shareholder or acquired by a Shareholder shall be subject to this Agreement and the stock certificates representing such shares shall have endorsed thereon the above legends. The parties agree to file a copy of this Agreement with Andina, that a notary public will carry out such filing and that Andina may be required by any KO Shareholder to make annotations in the shareholders’ registry of Andina regarding this Agreement and the restrictions imposed by shares owned by the Shareholders.

6.10.      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

6.11.      Construction.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental authority by reason of such party’s having or being deemed to have structured or drafted such provision.

6.12.      No Third-Party Beneficiaries. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies.

6.13.      Consent to Jurisdiction.

(a)                   Each of the parties hereby irrevocable consents and agrees that any action, suit or proceeding arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement (for purposes of this Section a “Legal Dispute”) may be brought to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, New York, United States of America or, in the event (by only in the event) such court does not have subject matter jurisdiction over such action, suit or proceeding, in the courts of the State of New York sitting in the City of New York, New York, United States of America.

(b)                   Each of parties hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding referred to in Section 6.13(a), that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the action, suit or proceeding is brought in an inconvenient forum or that the venue of the action, suit or proceeding is improper. The Majority Shareholders hereby irrevocably appoint CT Corporation System (the “Agent for Service”) as its agent to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such action, suit or proceeding. Such service may be made by mailing or delivering a copy of such process to such Person in case of the Agent for Service at the address of the Agent for Service in the State of New York, United State of America, and the Majority Shareholders hereby irrevocably authorize and direct the Agent for Service to accept such service on its behalf.

(c)                    Each party hereto agrees that a final judgment in any legal action, suit or proceeding described in this Section 6.13 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

6.14.      Translations. This Agreement has been executed, and all amendments, supplements, modifications or replacements hereto shall be made, in the English language. This Agreement may be translated into the Spanish language for convenience of one or more of the parties hereto, provided that in case of discrepancies the English version shall prevail in all cases.

6.15.      Other Restrictions. The provisions of this Agreement shall be in addition to and not in lieu of any and all restrictions on the Transfer of the shares of capital stock of Andina which arise from applicable laws and any other restrictions on Transfers agreed to by or among the parties hereto.

6.16.      “Including”.  Words of inclusion shall not be construed as terms of limitation herein, so that references to “included” matters shall be regarded as non-exclusive, non- characterizing illustrations.

6.17.      References. Whenever reference is made in this Agreement to any Article or Section, such reference shall be deemed to apply to the specified Article or Section of this Agreement.

6.18.      Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day first above written.

COCA-COLA INTERAMERICAN CORPORATION

By:
Name:
Title:

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL

By:
Name:
Title:

COCA-COLA DE CHILE S.A.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day first above written.

THE COCA-COLA COMPANY

By:
Name:
Title:

INVERSIONES FREIRE S.A.

By:
Name:
Title:

INVERSIONES FREIRE DOS S.A.

By:
Name:
Title:

JOSÉ SAID SAFFIE

JOSÉ ANTONIO GARCES SILVA (SENIOR)

GONZALO SAID HANDAL

ALBERTO HURTADO FUENZALIDA

EMBOTELLADORA ANDINA S.A.

By:
Name:
Title:

EMBOTELLADORA ANDINA S.A.

By:
Name:
Title:

JOSÉ ANTONIO GARCES SILVA (SENIOR)

GONZALO SAID HANDAL

ALBERTO HURTADO FUENZALIDA
EMBOTELLADORA ANDINA S.A.

By:

Name:
Title:

INVERSIONES FREIRE S.A.

By:
Name:
Title:

INVERSIONES FREIRE DOS S.A.

By:
Name:
Title:

JOSÉ SAID SAFFIE

JOSÉ ANTONIO GARCES SILVA (SENIOR)

GONZALO SAID HANDAL

ALBERTO HURTADO FUENZALIDA

EMBOTELLADORA ANDINA S.A.

By:
Name:
Title:

INVERSIONES FREIRE S.A.

By:
Name:
Title:

INVERSIONES FREIRE DOS S.A.

By:
Name:
Title:

JOSÉ SAID SAFFIE

JOSÉ ANTONIO GARCES SILVA (SENIOR)

GONZALO SAID HANDAL

ALBERTO HURTADO FUENZALIDA

Annex I

Majority Shareholders Partners

•                  José Said Saffie

•                 José Antonio Garcés Silva (senior)

•                  Gonzalo Said Handal

•                  Alberto Hurtado Fuenzalida

•                  Patricia Claro Marchant

•                  María Soledad Chadwick Claro

•                  Eduardo Chadwick Claro

•                  María Carolina Chadwick Claro

•                  María de la Luz Chadwick Hurtado

Exhibit 3.5

Special voting matters

1.              Any amendment to the articles of association or by-laws of Andina or any Subsidiary(1) thereof.

2.              Any sale or disposal of substantially all the assets of Andina or any Subsidiaries thereof.

3.              Any amendment to the “Business Conduct Code” (“Código de Conducta de Negocios”).

4.              The approval by Andina or any of its Subsidiaries of the Annual Business Plan or any material amendment to the Annual Business Plan, including the annual budget for investments, financing (including profit distribution as part of the annual financing structure), research and development, or operations.

5.              In respect of Andina, any resolution about the payment of dividends (either on an interim or definitive basis) of Andina (on a consolidated basis) or of any other kind of distribution to the shareholders which has a similar economic effect, for an amount in excess of 66% percent of the net profit of the current fiscal year (in case of interim dividends) or of the preceding fiscal year (in case of definitive dividends), without duplication.

6.              In respect of Andina or any of its Subsidiaries, (i) any acquisition or transfer of any interest in another entity or business enterprise; (ii) the formation of or participation in any company, joint venture or other similar entity; or (iii) the purchase or any acquisition of any assets for an amount equal to or in excess of the equivalent to US$50,000,000.-, whether in a single or series of transactions in a 12 consecutive months period.

7.              Any sale, lease, exchange, transfer, mortgage, pledge or any other disposal of fixed assets of Andina or any of its Subsidiaries, with a market value in excess of the equivalent to US$50,000,000.-, whether in a single or in a series of transactions in a 12 consecutive months period.

8.              (i) Any merger, share exchange, consolidation, corporate reorganization, transformation, formation and incorporation of Subsidiaries and/or affiliates (coligadas) or any other similar transaction involving Andina or any of its Subsidiaries; (ii) the dissolution or liquidation of Andina or any of its Subsidiaries; or (iii) filing by Andina or any of its Subsidiaries for voluntary bankruptcy or of any proposal for a creditors agreement, or the insolvency of Andina or any of its Subsidiaries, unless filing for their own bankruptcy is legally mandatory.

9.              The acquisition or initiation of any new business or the interruption or reduction of a significant part of the business of Andina or any of its Subsidiaries, including the interruption or significant reduction of a business or production line.

10.       (i) Capital expenditures and investments (e.g. leasing with purchase option, construction of a warehouse or storage, Expansion of production capacity, engineering or architectural work for a plant, development of IT systems, etc.) by Andina or any of its Subsidiaries in excess of the equivalent to US$75,000,000.-, whether in a single or in a series of transactions in a 12 consecutive months period; (ii) granting any collateral over the assets of Andina or any of its Subsidiaries in excess of the equivalent to US$75,000,000.-; or (iii) any guarantee by Andina or any of its Subsidiaries thereof in favor of any debts, credits or other obligations

(1)  “Subsidiary” will mean any entity currently existing or which may be created in the future which majority capital of stock is owned directly or indirectly by Andina. For purposes of numbers 8 and 9 of this Exhibit 3.5, Subsidiary shall also include any entity controlled by Andina.

in excess of the equivalent to US$75,000,000.-, except for any guarantee granted by Andina in favor of its Subsidiaries.

11.       At any shareholder’s meeting of Andina or any of its Subsidiaries, the granting of any loan to any Majority Shareholder or a Related Party thereto. “Related Party” will have the meaning set forth in article 100 of Law 18,045, Securities Market Law.

Exhibit 3.7

Code of Business Conduct

[Eighteen pages follow]

EMBOTELLADORA ANDINA S.A.

CODE OF BUSINESS CONDUCT

ORIGINALLY APPROVED ON NOVEMBER 26, 1996 AND SUBSEQUENTLY

MODIFIED ON JUNE 29, 2004, .JANUARY 25, 2005 AND MAY 30, 2006

SECTION I

GLOSSARY

The terms included in italics or capitals will have the following meanings as they are used in this Code of Business Conduct.

Embotelladora Andina S.A. or Company means Embotelladora Andina S.A. and its divisions and subsidiaries. A subsidiary of Embotelladora Andina S.A. is a stock company of which more than 50% of the voting shares are owned directly or indirectly by Embotelladora Andina S.A., or any other type of company of which more than 50% of the equity interest is owned directly or indirectly by the Company. The term Company does not include any commercial entity in which the Company (and its divisions and subsidiaries) owns 50% or less of the equity interest.

Code means Embotelladora Andina S.A.’s Code of Business Conduct

Political Contribution means any expenses and direct or indirect contributions either in cash, goods or services on behalf of the Company for political parties, their affiliated organizations, members or candidates for the appointment or election to public office, as well as help and indirect support, such as, for example, the supply of merchandise, transportation or equipment or purchase of tickets or subscriptions to political events for the purpose of collecting funds.

Director(s): means a member(s) who is(are) part of the Board of Directors of the Company from time to time.

Employee means all officers, employees and workers of Embotelladora Andina S.A.

Public Official includes persons who act officially for, or in representation of, the executive, legislative or judicial branches of the Republic of Chile or of any other foreign state, whether federal or unitary, central or local, or any department, agency or services of the same.

General Manager means the executive appointed by the Board of Directors of Embotelladora Andina S.A. to that position or any other person specifically appointed in writing by such Manager of Embotelladora Andina S.A. to assist him/her in the administration of the Code.

Legal Manager means the Corporate Legal Manager of Embotelladora Andina S.A. or any other member of the internal legal office of the Company specifically substituting the same.

Principal Manager means the Principal Executive Officer of the area and of the subsidiaries of the Company. In absence of a specific area, the Principal Manager refers to the General Manager of the respective subsidiary.

Direct or Indirect Financial or Commercial Interest includes but is not limited to any commercial or personal interest (including an interest as an owner, partner, stockholder or creditor of a debt of more than US$25,000) of any employee or member of the direct family of that employee, or any job or consulting arrangement with any employee or member of the direct family of that employee.

The Accounting Records are those accounting records required by Chilean law and regulations and by the generally accepted accounting principles in Chile or in the country in question as well as the documentation that backs the facts recorded in the mentioned books or records. Such supporting documentation includes purchase orders, suppliers’ invoices, cargo reports, shipping orders, bills of lading, clients’ invoices, cost accounting records, petty cash vouchers and employee expenses reports. This list is not restrictive, therefore, every accounting book, record or voucher is hereby deemed to be included.

Luxurious in relation to any gift or entertainment, means something excessive or extraordinary, taking into consideration all the circumstances that surround that gift or entertainment. An Employee of the Company who gives or receives a gift or entertainment on behalf of the Company must consider the gift or entertainment luxurious if it exceeds what is common or customary, taking into consideration all the facts and circumstances that surround it. One criterion to determine if it is “luxurious” is to determine whether the cost of the gift or entertainment is more than what the employee of the Company would normally spend on himself or his/her family or friends. Any gift that makes the beneficiary feel obliged to initiate or continue a commercial relationship, or to repay the person who gave the gift with future business or favorable treatment, must be considered luxurious and, therefore, unacceptable.

Reasonable detail means a level of detail and a degree of reliability that would satisfy cautious people in the management of their own affairs.

Know or knowledge means, in relation to a violation of the Code, the real knowledge of such violation or the possession of information that leads one to believe that there is a high probability that such violation has occurred or that it will occur.

Designated People considers all individuals opportunely appointed by the Company’s Directors’ Committee as Code of Business Conduct Managers(2).

(2)  The definition of Designated People was incorporated in Board Session N° 970, on January 25, 2005.

SECTION II

COMPLETE AND EXACT ACCOUNTING RECORDS AND REPORTS

1.              Principles

All Employees who participate in financial transactions are responsible for keeping exact accounting records and reports.

All transactions must be backed by their corresponding documentation and must be registered in the correct account and in the respective accounting period.

The accounting records of the Company are used in the preparation of reports to the Company’s General Manager, shareholders, creditors, government agencies and others.

The accounting records of the company and the reports prepared based on them will be kept according to the laws of the corresponding jurisdiction and must reflect exactly and in reasonable detail the assets and liabilities of the Company as well as its expenses and revenues.

2.              Responsibility

The responsibility for compliance with this chapter does not fall only on the accounting Employees of the Company. All employees of the Company who participate in the approval of transactions, preparation of supporting documentation and determination of the accounting classification of the transaction are responsible for complying with the applicable provisions of this chapter.

No false or intentionally misleading entry will be made in any of the accounting records of the Company.

The intentionally false classification of the transactions among accounts, among departments or between accounting periods constitutes a violation of this Code.

All transactions will be backed by exact documentation that contains reasonable detail, will be registered in the correct account and in the corresponding accounting period.

Chilean Generally Accepted Accounting Principles should always be complied with, as should the internal accounting control systems of the Company.

The general manager, managers, officers, and Employees of the Company will be responsible for the completeness, punctuality, comprehensiveness and reliability of the information contained in the reports and documents that the Company registers with the Superintendence of Securities and Insurance or the U.S. Securities and Exchange Commission(3).

(3)  The last part of paragraph number 2 was modified by Board session N° 963 on June 29, 2004.

3.              Reports to Management

The same rules to be followed strictly in the accounting reports of the Company for the stockholders, creditors, government agencies and third parties will be applicable to the financial reports given to management or to the Board.  The deliberate use of false data in such reports constitutes a violation of this Code.

4.              Estimates

Because estimates are necessary in the preparation of financial ·statements and reports to management, the Board or to the General Manager (for example, business plans or annual budgets, monthly estimates, investments budgets or requests for investments approvals), such estimates, must be backed by adequate documentation and be based on proper bona fide estimates. An intentional overestimate or underestimate in the elaboration of the financial reports for management, the Board or to the General Manager, constitutes a violation of this Code.

5.              Payments

All payments and the disposition of assets made by or on behalf of the Company must be described exactly, truthfully and in reasonable detail in the accounting records of the Company and must be made only for the purpose described in the corresponding supporting documents and records.

No payment or any other disposition of assets will be made by or on behalf of the Company without the corresponding supporting documentation.

No Company fund or assets will be either established or maintained for any purpose if it has not been properly recorded.

6.              Questions

Complete and exact information will be provided as a response to inquiries made by the Company’s internal and independent auditors and by Company lawyers.

No employee will enter into any arrangement that will result in a violation of this chapter.

7.              Sales

The sale of goods and services of the Company will be recorded in the corresponding accounting period and documented to the buyer through a written bill that describes in reasonable detail the goods and services in question and the amount owed to the Company.

No client will receive a bill in an amount higher than the actual sales price of the goods and services, nor will be refunded any portion of the sales price, except according to the procedures and programs approved by the Company and applicable law.

8.              Purchases

All payments made by the Company for goods and services (including advertising, marketing and promotional participation) will be backed by current documentation that reflects the real purpose of the payment.

All payments of commissions and/or fees to lawyers, consultants, advisors, agents, vendors or representatives will be made through check or money order or some other form of documentary payment payable to the person who is entitled to it or to his/her order.

No payments to the corresponding accounts or beneficiaries will be made, except in the country in which the beneficiary:

•                  Resides;

•                  Maintains his/her main headquarters;

•                  Maintains the branch or subsidiary which sold the goods or performed services, or

•                  Has sold the goods or performed the services for which the payment is owed.

Exceptions to this rule require written approval from the General Manager or his/her substitute.

9.              Provisions

The provisions set up in the accounting records of the Company (for example, allowance for uncollectible accounts, prepaid and accrued expenses, including advertising and marketing) will be backed by appropriate documentation and will be based on good faith estimates, in accordance with Company accounting policies and Generally Accepted Accounting Principles in Chile or in the place in question.

Excess or intentional error in the accounting provisions constitutes a violation of this Code.

10.       Cash Deposits and Accounts

All bank and other accounts which the Company opens and maintains will be recorded and identified in a clear and exact manner in the accounting records of the Company and will be in the name of the Company to which the funds belong.

All cash received will be immediately accounted for in the Company’s accounting records and will be deposited in a bank account or other financial institution approved by the Treasurer.

SECTION Ill

CONFLICTS OF INTEREST AND FRAUD

1.              Principles

An Employee’s or Director’s commercial activities outside of the Company should not be, or appear to be, in conflict with his or her activities for and obligations to the Company.

The participation in businesses outside the Company and the ownership of client, supplier or competitive businesses is regulated by strict norms.

The use of resources and information of the Company for personal benefit is not permitted.

Embotelladora Andina S.A. recognizes and respects the right of the employees of the Company to participate in external activities of a financial or commercial nature or some other form of business, as long as such activities are legal and do not go against, interfere with, or conflict with the proper performance of their duties toward the Company and do not imply harm to or improper use of the name of the Company, its licensed trademarks, products, goods, reputation, influence, facilities, relations, classified information or any other resources.

In all their commercial relations with persons or organizations outside the Company and in all their personal commercial activities, the Employees and Directors of the Company are requested to:

•                  Avoid transactions, situations or personal participation in which their personal interests effectively conflict, or appear to conflict, with the Company’s interests;

•                  Act according to applicable law, and to Company norms and policies, including those of this Code;

•                  Protect their own reputation and the properties, rights, interests, responsibilities, classified information and reputation of the Company.

Although it is impossible to anticipate all the situations that may imply a potential conflict of interest involving an Employee or Director, the following general rules refer to certain matters of particular interest to the Company.

In any doubtful situation involving the Employee, written approval will be obtained from the Principal Manager under whom the Employee is acting. With regard to those matters not specifically covered herein, the Employee should be guided in general by the policies stated in this Code and by his/her own conscience and common sense.

2.              Transactions

If an employee has a direct or indirect financial or commercial interest in any transaction between the Company and any third party, such transaction will be previously approved by the

Principal Manager of the Company for the area participating in the transaction. If the same situation occurs with a Director, the transaction must be approved by the Board of Embotelladora Andina S.A. The terms of the transaction must be no less favorable to the Company than those that could be obtained from other clients and suppliers.

3.              Financial or Commercial Interests

No Employee will have a direct or indirect Financial or Commercial interest in the businesses of any supplier, competitor or client, and will not accept personally or through a direct relative(4) any salary, fee, commission or any other form of compensation or valuable object (except for presents that are not luxurious and are insignificant in value) from any supplier, competitor or client of the Company, unless the Employee receives previous written approval from the Principal Manager responsible for the corresponding area of the Company.

This rule does not preclude the ownership of a stock interest of less than one percent in a company or business organization whose stocks or interests are widely held and are actively traded, by Employees who:

•                  Are not senior officers of the Company, or

•                  With regard to any supplier or client of the Company, do not have any discretionary power to decide on the business of the Company with that supplier or client.

For purposes of this paragraph, the term “senior officers” will include officers appointed by the Board of Directors, such as Company Managers, Deputy Managers or Department Heads as well as those appointed through other procedures (including executive officers of its divisions and subsidiaries).

4.              Assets, Resources, Information and Loans

Except as allowed by this Code, no Employee will use the assets or resources of the Company, or any other classified or internal information related to the Company, for the personal or financial profit of the Employee or any other person or entity other than the Company.

Improper or unauthorized use or theft of Company goods by any Employee constitutes a violation of this Code.

Nothing in this chapter prevents the participation of the employees in charitable or humanitarian actions sponsored or approved by the Company.

a)             Company Assets(5)

(4)  Modified by Board session N° 989 held May 30, 2006.

(5)  Items a), b) and c) were modified by Board session N° 963 on June 29, 2004.

Company assets are meant for Company use for the exclusive benefit of the Company and not for personal use of any Employee. It is necessary to keep in mind that Company assets include time at work and work product, as well as Company equipment and vehicles, computers and software, company information, and trademarks.

No Employee shall take advantage of opportunities for obtaining financial enrichment from knowledge of facts due to his/her position in the Company, or through Company goods or information.

All Employees, without exception, have the duty to protect Company assets from being lost, damaged, misused, stolen or sabotaged. All employees, without exception, should ensure an efficient use of Company assets, which should only be utilized for commercial purposes in accordance with the Company’s line of business and for the Company’s exclusive benefit.

Only the Company’s Board of Directors can approve, in accordance with applicable Rules, any use of Company assets or services that are not for the exclusive benefit of the Company.

b)             Privileged Information

Every employee without distinction is obliged to protect confidential information of the Company. This information should not be reported to any third party stranger to the Company, unless it is necessary and if it is part of the inherent responsibilities in the performance of the employee’s work.

Confidential information refers to any information that has not been reported or that is not available to the general public, or that gives our business an advantage over our competitors, or that leaves the Company exposed to damage or liability should it be prematurely or inadequately reported.

This kind of information includes financial or technical information, acquisition plans, new products, inventions, marketing campaigns, employee personal information, important agreements, expansion plans, financing operations, important changes in management and other corporate events.

c)              Restrictions Regarding Loans

It is forbidden for the Company to carry out loans to Directors and principal executive officers. Company loans to other officers and lower-ranked employees may be realized exceptionally as long as there is prior written approval from the General Manager responsible for the respective operation.

Under no circumstance shall “prepayment” of salaries or services righteously accrued in favor of the Employee, of whatever nature, be considered as loans.

If the General Manager is not certain whether a loan on behalf of the Company is allowed, he must request an opinion regarding the allowance of the issue from the Corporate Legal Officer.

5.             Positions outside the Company

No employee will accept a senior position or a position as a director or consultant in an external business activity without prior written approval from the Principal Manager of the area of the Company to which the employee has been assigned, except for nonprofit, academic, charitable organizations or family businesses that are in no way related to the Direct or Indirect Financial or Commercial/Interest of the Company.

Upon approval, the matter will be subject to an annual review by the Principal Manager in order to decide whether that approval should continue in force. The employee must provide all the required information to facilitate the decision -making.

If at any time a change occurs that may adversely affect the Company, the employee will communicate it to the corresponding Principal Manager immediately.

6.              Fraud(6)

Is a broad concept, which generally refers to any intentional act committed to try to obtain an unfair, improper, or illegal gain, causing damage to a third party.

For purposes of this Code, Fraud means, Deceit or Breach of Trust in order to obtain unfair, improper, or illegal gain, and/or damaging the Company’s equity interest, its shareholders or third parties. Fraud is also constituted by violation of any of the obligations contained in this Code, even though said violation does not generate gain or produce effective damage.

“Deceit” means the use of any scam, action or maneuver for the purpose of inducing a determined person to error in order to obtain an unfair, improper or illegal again and/or cause damage.

“Breach of Trust” occurs when an Employee has violated his or her duty of fidelity, by deceiving or misusing power, faculties or duties appointed to him or her by the Company or by committing an abuse of said power, faculty or duty.

Special attention must be devoted to Financial Fraud that, among others, is classified as follows:

•                  Fraudulent financial reporting: involves managing earnings, originated by an inappropriate recognition of income and overestimating assets or underestimating liabilities.

•                  Misuse of assets: involves internal and external conspiracies, such as payroll fraud and robbery; misuse of privileged information; misuse of Company goods and assets.

(6)  Paragraph 6 of Chapter three was modified by Board session N° 970 on January 25, 2009.

•                  Liabilities and expenses for inappropriate purposes: among others it refers to commercial and public bribery or other conspiracies for improper payments/disbursements.

•                  Fraudulent obtainment of assets and income. and costs and expense evasion on behalf of the Company: when the Company inappropriately evades costs or expenses.

SECTION IV

DEALINGS WITH PUBLIC OFFICIALS

CLIENTS AND SUPPLIERS OF THE COMPANY

1.              Principles

Bribery is not allowed under any circumstances.

Gifts, special treatment and luxurious tokens are prohibited.

There are strict guidelines that must be followed in the engagement of government employees and officials.

2.              Prohibited Activities

Except as allowed by this Code, no Company funds, assets or valuable objects will be promised, offered, paid, loaned, given or in any other way transferred directly or indirectly (for example, through a third party) to any government or public official.

3.              Basic Guidelines

Under no circumstance will any payment or gift be given directly or indirectly to any public official or to any organization in which it is known that a Public Official has an important direct or indirect financial or commercial interest, if such a gift or payment is:

•                  Illegal, or is going to be used for an illegal purpose under the respective country laws or the laws of any other state or political subdivision of the state that has jurisdiction over the transaction; or

•                  For the purpose of influencing any act or decision of that Public Official in the fulfillment of his/her duties, or of inducing that person to perform or omit the performance of any act that violates the legal duty of that Public Official.

No gift or luxurious treatment will be offered, or given to, or received from any Public Official or from any officer, director or employee of any current or potential client or supplier of the Company.

Under no circumstances will stock in the Company, stock in any other company, or any other securities be given to any Public Official or employee of any current or potential client or supplier of the Company for any reason, except with the approval of the Company’s Board of Directors.

4.              Receiving Approval

No gifts in money or in goods, or special treatment or tokens about which the Employee has doubts will be accepted or given on behalf of the Company without obtaining prior written approval from the Principal Manager of the corresponding area of the Company. If a Principal Manager is not sure if a gift, special treatment or present of any valuable object on behalf of the Company is permitted, he/she must ask for an opinion from the Legal Manager about the permissibility of the matter.

Any present in the form of products, such as soft drinks bottled by the Company, must be approved by the Principal Manager of the commercial area of Embotelladora Andina or the respective subsidiary, who can delegate this approval to the Principal Manager of the sales area, if applicable.

5.              Permitted Activities

a)             Gifts and Entertainment

Special treatment, tokens or other courtesies that are not luxurious may be offered to Public Officials and/or employees of current or potential clients and suppliers of the Company, but only if these are appropriate and reasonable according to the applicable laws and customs and only for a legitimate commercial purpose.

b)             Permitted expenses on gifts and entertainment

The expenses incurred by the Company or an employee related to a valuable gift in money or in goods, special treatment, or tokens by the Company will be detailed as such in an exact and specific manner in the record of expenses of the Company and in the expense account of the employee, if applicable, as well as in the accounting entries of the Company.

c)              Payments to suppliers and clients

Payments in money or goods, or donations of any valuable object made by the Company to clients and suppliers of the Company for promotional activities for legitimate commercial purposes are not prohibited if:

•                  Their purpose is to promote the sale of the Company’s products or to enhance in general terms the commercial relations between the Company and its suppliers or clients, and

•                  They are legal and acceptable according to local norms and customs.

6.              Payments to accelerate administrative transactions to obtain “Routine Government Actions”

Embotelladora Andina S.A. is associated with The Coca-Cola Company, and therefore, also adheres to their policies that do not permit, under any circumstance, payment of bribes to government employees or officials. On an exceptional basis and following the same policy in countries where payments to government officials and employees are acceptable under local law and constitute a common business practice, this Code does not prohibit giving small amounts of money or objects of lesser value to obtain the performance of certain “routine government actions” by foreign government officials or employees.

“Routine government action(s)” means exclusively an administrative action performed in a usual or common way by a government official or employee in his/her customary government duties, including:

•                  Obtaining permits, licenses or other official documents that authorize a person to perform business activities;

•                  The negotiation of government documents such as visas and work permits;

•                  The provision of police protection, receipt and delivery of correspondence, or the programming of inspections related to the performance of contracts or inspections related to the transit of merchandise;

•                  The provision of telephone services, electricity, potable water, loading and unloading of merchandise, or the prevention of deterioration of perishable goods and articles; or

•                  Other similar administrative actions.

The term “routine government action” does not include decisions by Public Officials or government employees relative to the awarding of new business or the continuation of business with the Company and to the terms and conditions of the same; or any action or omission by a Public Official or employee who participates in the decision-making process, in order to influence a decision to award new business or continue business with the Company, or refrain from taking certain actions with regard to the same.

The Principal Manager of every division of the Company will establish guidelines relative to the permissibility of such payments, whether cash or non-cash, and will make sure that such payments (whether they are made in cash or in kind, directly or through a third party) are reported in writing quarterly to the Chief Financial Officer who will ensure that such transactions are reflected exactly in the accounting records of the Company.

7.              Engagement of government officials and employees

a)             Prohibited

No Public Official will be hired under any circumstance or in any way, to perform any service that may enter into conflict or that may interfere in any way with the duties and obligations of that Public Official or with the duties and obligations of the government agency he/she works for.

b)             Permitted

The Company may hire a Public Official to perform services, as long as the services to be performed have a legitimate commercial purpose, are legal in the jurisdiction where they are performed and do not interfere in any way with the government duties or obligations of the official or employee.

c)              Written agreement

Before the engagement of a Public Official, the Company will enter into a written agreement such that:

•                  The services to be performed will be clearly specified in the contract;

•                  It will be established that no payment will be made to the Public Official or employee for the services to be performed except against an account or invoice that describes in detail the services performed and the expenses that are incurred therein;

•                  Before the signing of such agreements, the Principal Manager of the area of the Company that will enter into the contract must receive a written opinion by the Legal Manager confirming that the engagement of the Public Official or employee neither violates the local law nor conflicts with the provisions of this Code;

•                  The agreement must be approved by the Principal Manager and signed both by an authorized representative of Embotelladora Andina S.A. and the Public Official.

If the termination of the contract with the Public Official takes place after one year, the Principal Manager will require the Public Official to certify to the Company in writing, when the first year of the contract expires and every year thereafter, that the Public Official or employee has fully complied with all the main and procedural government requirements relative to that contract and to the performance of his/her services according to the same.

SECTIONV

POLITICAL AND HUMANITARIAN CONTRIBUTIONS

1.                                     Principles

This chapter contains a summary of the appropriate proceedings to obtain authorization related to the political contributions of the Company.

No political or humanitarian contributions by or in the name of the Company shall be made except according to the following rules and procedures. No part of this chapter should be interpreted to discourage the employees of the Company from taking an active personal part in the political process.

2.                                     Political elections

As a general rule, no fund or asset, including valuable objects or services of the Company employees, will be used to make political contributions. The only permitted contributions are those of a humanitarian, athletic or civic nature. Political contributions are accepted only as long as they are clearly approved by the Board of Directors and in accord with local law.

Every political contribution will be recorded in the accounting records of the Company as a political contribution and will not be deducted for tax purposes in those cases where such a deduction is prohibited by law.

3.                                     Humanitarian, athletic and civic payments

The provisions of this chapter are not intended to prohibit the Company from making donations or payments directly to governments or government agencies as a contribution to civic, humanitarian, athletic causes or events (“Humanitarian contributions”), as long as those donations or payments are legal and receive the previous approval of the General Manager after prior consultation with the Board of Directors.

4.                                     Procedures for the authorization of humanitarian contributions

All the applications for authorization for humanitarian contributions will be made in writing, will establish the relevant circumstances of the contribution, will be subject to the approval of the General Manager of the entity of the Company and will be sent to the Legal Manager for his/her approval.

5.                                     Reimbursement to employees is prohibited

No employee will, under any circumstance, be compensated or reimbursed in any way by the Company for any political or personal humanitarian contribution, nor will any employee be favored or impaired in his/her working conditions or possibilities of promotion as a consequence of making or not making that personal contribution.

SECTION VI

CODE ADMINISTRATION

1.              Principles

The Company distributes the Code to all employees. Additionally, any other person engaged to perform services to the Company must also receive copies of the Code.

The failure to report a violation of the Code constitutes in and of itself a violation of the Code.

Noncompliance can result in a disciplinary action.

The sanctions can be serious. They can include dismissal by the Company and even fines and imprisonment.

2.              Distribution

a)             Employees

The Company has established a system for the distribution of this Code to all employees at adequate intervals and for the acknowledgement of receipt by them. This system has been elaborated by the General Management and approved by the Board of Directors.

b)             Agents, consultants and government employees

A copy of this Code will be given to any agent, consultant, Public Official or any other person engaged to perform services for the Company. Also, copies of this Code will be given to any other entity in which the Company has a commercial interest of twenty five percent or more, in order to encourage that entity to observe the norms established by this Code.

c)              Awareness program

The General Manager of the Company will periodically make presentations to the employees of the Company in order to familiarize them with this Code and with other matters related to the same.

3.              Approvals

Every situation that requires approval under this Code will be submitted for revision and written approval by the corresponding responsible Principal Manager before any action is taken.

Verbal approval will only be allowed in extraordinary cases when there is insufficient time to obtain a prior written authorization. In such cases, the Principal Manager with the authority to give such an approval will immediately prepare a confirmation memorandum. Copies of all the approvals related to this Code will be maintained in the files of every Principal Manager, and such copies will be available to Company independent and internal auditors upon request.

4.              Controlling performance

(a)         Obligation to Report(7): All Company Employees must know that a violation of this Code is a behavior seriously penalized by the Company, independent of what justice may determine on the matter.

Consequently, all Employees must be aware of any action or omission that may constitute a violation of this Code, and therefore, her or his duty is not only to avoid violating the Code, but also to report or promptly convey any information or suspicion regarding any violation on behalf of an Employee.

In order to facilitate the fulfillment of the previously mentioned obligation to report, the Company  will maintain confidential communication channels, as stated below, so that employees can inform any suspicion or information regarding the existence of a violation or irregular procedures.

(a.1) Anonymous allegations:

One of these channels is through an anonymous e-mail addressed to: cconducta@koandina.com that will only be accessed by Designated People appointed by the Company’s Directors’ Committee for the purpose of receiving and analyzing each allegation.

Upon receipt of the allegation, the Designated People will:

•                  Take all necessary measures to avoid and remediate any Code violation;

•                  Immediately record all Employee allegations and any corrective measures taken regarding said allegations; and

•                  Promptly inform about any Code violation and corrective measures to the Chief Executive Officer, and to the Chairman of the Directors’ Committee for purposes of initiating the investigation process and to determine the appropriate disciplinary measures.

(a.2) Formal allegations:

Despite the previously mentioned communication channel, a second one will enable any Employee who possesses information or has knowledge o any suspicion or information of the existence of an infraction or irregular procedures, to formally report them directly to:

•                  The Company’s Legal Manager at each subsidiary; or

•                  The Company’s Internal Auditor

(7)  Letter a) of paragraph four was modified by Board session N° 970 on January 25, 2005.

Employee allegations made in accordance to this chapter of the Code will be kept as confidential as possible unless a law or judicial authority requires disclosure of the allegation.

The above-mentioned people will promptly inform the matter to the Designated People appointed by the Company’s Directors’ Committee for the purpose of receiving and analyzing each allegation, and to determine any corrective and/or disciplinary measures.

(b)         Inquiries

Upon receipt of potential or alleged Code violations, proper inquiries will be conducted and the appropriate and necessary steps will be followed in order to avoid and remediate violations; and to recommend corrective and disciplinary actions to the supervisor of the Employee that committed the violation and to the corresponding Principal Manager, in order to deter said violations.

Any Code violations as well as the corrective measures adopted will be periodically reported to the Chairman of the Company’s Directors’ Committee.

(c)          Failure to Report Code Violations

Any failure by an Employee to report Code violations according to this chapter constitutes in and of itself a Code violation.

(d)         Internal Auditing Personnel

The Company’s internal auditing personnel in the fulfillment of their auditing duties will be continuously aware of the requirements of this Code. Any apparent Code violation will be recorded in a confidential report and immediately delivered to the Designated People. Internal auditing personnel will also review the Company’s policies and procedures related to the management of this Code and will recommend any improvement to the Company’s Directors’ Committee

(e)          Independent Auditors

Should the Company’s independent auditors in connection with the examination of the Company’s financial statements, discover any apparent violation of this Code, they shall immediately send a written communication to the Designated People.

5.             Disciplinary action

Failure to comply with this Code by any employee of the Company, may result in a disciplinary action that, according to the circumstances of the matter, may include dismissal. The disciplinary action will also be applied to the supervisors, Principal Managers and senior executives who, in relation to the employees who depend on them:

•                  Know or are aware that conduct prohibited by the Code is being seriously considered by such employees and do nothing to prevent it; or

•                  Know or are aware that conduct prohibited by the Code has been performed by such employees and do not take the appropriate corrective action.

The violations of this Code are not the only reason for disciplinary action in relation to employees.

Besides the disciplinary actions of the Company, some violations of the Code can be serious enough to result in civil or criminal action against the violator.

Exhibit 4.2(b)

Form of adherence letter

[•], 2012

To: the Shareholders under the Agreement.

Dear Sirs,

Reference is made to the Amended and Restated Shareholders’ Agreement dated June 25, 2012 in respect of Embotelladora Andina S.A. (the “Agreement”), among Embotelladora Andina S.A., The Coca-Cola Company, Coca-Cola Interamerican Corporation, Servicios y Productos Para Bebidas Refrescantes SRL, Coca-Cola de Chile S.A., Inversiones Freire S.A., lnversiones Freire Dos S.A., Inversiones Los Aromos Limitada, and the following individuals: José Said Saffie, José Antonio Garcés Silva (senior), Gonzalo Said Handal, Alberto Hurtado Fuenzalida, Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado. Defined terms used in this letter but not defined herein shall have the meaning attributed thereto in the Agreement.

As provided by Section 4.2 of the Agreement, on the date hereof, and as a consequence of the corporate reorganization of [Freire One I Freire Two I Los Aromas], [include details of the adherent: name, legal form, registered address, registration number] (the “New Majority Shareholder”) has acquired [[•] Shares issued by Andin (the “Acquired Shares”) by way of the allocation made by [Freire One I Freire Two I Los Aromos].

In accordance with Section 4.2 of the Agreement, the New Majority Shareholder formally communicates to you that:

(i)            the New Majority Shareholder is exclusively and solely beneficially owned by [explain how the New Majority Shareholder is owned directly or indirectly by Majority Shareholders Partners];

(ii)          the Acquired Shares shall remain subject to the provisions of the Agreement;

(iii)       the New Majority Shareholder has become a member of the [Freire Group I Aromos Group]; and

(iv)      the New Majority Shareholder agrees to be bound by the terms and provisions of the Agreement and shall be deemed to be the a successor of [Freire One I Freire Two I Los Aromos] under the Agreement.

Yours sincerely,

[•]

1

Exhibit 5.2

Form of Amended Option and Custody Agreement

[Seven pages follow]

Exhibit 5.2

Form of Amended Option and Custody Agreement

MODIFICACIÓN

CONTRATO DE OPCION DE COMPRA DE ACCIONES

Y

CONTRATO DE CUSTODIA

En Santiago de Chile, a [•]de [•] de [2012], comparecen por una parte

INVERSIONES FREIRE S.A., antes “Inversiones Freire Limitada” (“Freire Uno”), sociedad anónima constituida bajo las leyes de Chile, domiciliada en [•], Rol Único Tributario numero [•], representada por don [•] (en adelante Freire Uno conjuntamente con las sociedades resultantes de la división de Freire Uno según lo señalado en la cláusula Segunda de este instrumento denominadas también para los efectos de este instrumento como “Grupo Freire Uno”);

INVERSIONES FREIRE DOS S.A., antes “Inversiones Freire Dos Limitada” (“Freire Dos”), sociedad anónima constituida bajo las leyes de Chile, domiciliada en [•], Rol Único Tributario numero [•], representada por don [•] (en adelante Freire Dos conjuntamente con las sociedades resultantes de la división de Freire Dos según lo señalado en la cláusula Segunda de este instrumento denominadas también para los efectos de este instrumento como “Grupo Freire Dos”, y este conjuntamente con Grupo Freire Uno también denominados “Grupo Freire”);

INVERSIONES LOS AROMOS LIMITADA (“Los Aromos”), sociedad de responsabilidad limitada constituida bajo las leyes de Chile, domiciliada en [•], Rol Único Tributario numero [•], representada por don [•] (en adelante Los Aromos conjuntamente con las sociedades resultantes de la división de Los Aromos según lo señalado en la cláusula Segunda de este instrumento también denominadas para los efectos de este instrumento como “Grupo Aromos”, y este conjuntamente con Grupo Freire también denominados como los “Otorgantes”); y por la otra parte

THE COCA-COLA COMPANY (“TCCC”), sociedad constituida bajo las leyes del Estado de [•], Estados Unidos de América, domiciliados para estos efectos en One Coca- Cola Plaza, N.W., Atlanta, Georgia, Estados Unidos de América, representada por don [•],

COCA-COLA DE CHILE S.A. (“CCDC”), sociedad anónima cerrada constituida bajo las leyes de Chile, domiciliada para estos efectos en Avenida Kennedy 5757, piso 12, comuna de Las Condes, Santiago, Rol Único Tributario numero 96.714.870-9, representada por don [•], y

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL (“SPBR”), sociedad continuadora legal de “Coca-Cola de Argentina S.A.” y constituida bajo las leyes de la República de Argentina, domiciliada para estos efectos en One Coca-Cola Plaza N.W., Atlanta, Georgia, Estados Unidos de América, Rol Único Tributario numero [•], representada por don [•];

COCA-COLA INTERAMERICAN CORPORATION (“Interamerican”), sociedad constituida bajo las leyes del Estado de Delaware, Estados Unidos de América, domiciliados para estos efectos en One Coca-Cola Plaza, N.W., Atlanta, Georgia, Estados Unidos de América, Rol Único Tributario numero 59.053.710-1, representada por don [•] (en adelante Interamerican, TCCC, CCDC y SPBR conjuntamente denominadas también para los efectos de este instrumento como los “Beneficiarios”); y

EMBOTELLADORA ANDINA S.A. (“Andina” o la “sociedad emisora”), sociedad anónima abierta constituida bajo las leyes de Chile, domiciliada en [•], Rol Único Tributario numero [•], representada por don [•]; los comparecientes mayores de edad, quienes acuerdan lo siguiente:

CONSIDERANDO

QUE por instrumento privado de fecha 5 de septiembre de 1996, modificado con fecha 17 de diciembre de 1996, Inversiones Freire Limitada (hoy denominada Inversiones Freire S.A.), Inversiones Freire Dos Limitada (hoy denominada Inversiones Freire Dos S.A.), TCCC, Interamerican, SPBR (antes denominada Coca-Cola de Argentina S.A.), Andina y Citibank, N.A. suscribieron un Contrato de Opción de Compra de Acciones y Contrato de Custodia (en adelante el “Contrato de Opción de Compra de Acciones”), por el cual, entre otras materias, Freire Uno y Freire Dos otorgaron de manera definitiva e irrevocable una opción de compra (la “Opción”) en favor de TCCC, Interamerican y SPBR, por la cual, a opción de uno cualquiera de estos últimos (o de dos cualesquiera de ellos o de todos ellos conjuntamente), y en los términos, condiciones y plazos que se indican en ese mismo instrumento, Freire Uno y Freire Dos estarán obligados a vender todas (y no menos que todas) las Acciones de Andina de su propiedad a esa fecha, así como todas (y no menos que todas) las Acciones de Andina que con posterioridad a esa fecha adquieran a cualquier título Freire Uno y Freire Dos, sean ellas adquiridas de Andina o adquiridas de terceros;

QUE por instrumento privado en idioma inglés de fecha 5 de septiembre de 1996, modificado con fecha 17 de diciembre de 1996, Andina, TCCC, Interamerican, SPBR, Bottling Investment Limited, Freire Uno y Freire Dos, celebraron un Shareholders’ Agreement (en adelante el “Pacto de Accionistas”) respecto de Andina, en el cual se establecieron ciertas restricciones a la transferencia de acciones de dicha sociedad (Shares, según éstas se definen en el Pacto de Accionistas) y otras materias;

QUE de acuerdo a lo dispuesto en la cláusula Quinta del Contrato de Opción de Compra de Acciones, y en la sección 5.2 del Pacto de Accionistas, el Contrato de Opción de Compra de Acciones fue convenido en directa relación a los acuerdos adoptados en el Pacto de Accionistas por las partes que también concurrieron a su otorgamiento;

QUE con fecha [•], se celebró un contrato de Constancia y Modificación del Contrato de opción de compra de Acciones, por el cual (i) se dejó constancia que CCDC es el titular de todos los derechos y obligaciones que correspondían a Interamerican bajo el Contrato de Opción de Compra de Acciones; y (ii) Grupo Freire y [Coca-Cola Interamerican Corporation] modificaron la cláusula Décimo Primera del Contrato de Opción de Compra de Acciones, sustituyéndola por un contrato de depósito gratuito, en virtud del cual Grupo Freire entrego en depósito a [Coca-Cola Interamerican Corporation] las Acciones objeto de la Opción conferida en el Contrato de Opción de Compra de Acciones;

QUE con fecha 25 de junio de 2012, las juntas de accionistas de cada una de Andina y Embotelladoras Coca-Cola Polar S.A. (“Polar”) acordaron y aprobaron llevar a cabo la fusión por incorporación de Polar en Andina (la “Fusión”), en virtud de la cual Polar se disolverá y Andina será la entidad absorbente;

QUE con esta misma fecha se ha otorgado por escritura pública una “Escritura de Formalización” que declara que con fecha de hoy se ha materializado la Fusión;

QUE como resultado de la Fusión (a) Grupo Freire Uno es titular de [•] acciones Serie A emitidas por Andina, las que representan en total aproximadamente un [•]% de las acciones Serie A en que se divide el capital social de Andina; (b) Grupo Freire Dos es titular de [•] acciones Serie A emitidas por Andina, las que representan en total aproximadamente un [•]% de las acciones Serie A en que se divide el capital social de Andina; y (c) Grupo Aromos es titular de [•] acciones Serie A emitidas por Andina, las que representan en total aproximadamente un [•]% de las acciones Serie A en que se divide el capital social de Andina;

QUE con fecha 25 de junio de 2012, Andina, TCCC, Interamerican, SPBR, CCDC, Grupo Freire Uno, Grupo Freire Dos y Grupo Aromos, entre otros, suscribieron un contrato denominado Amended and Restated Shareholders ‘s Agreement (el “Pacto de Accionistas Modificado y Refundido”), en virtud del cual se establecen restricciones para la transferencia de ciertas acciones emitidas por Andina de propiedad de las partes de dicho instrumento, y se regulan otras materias relativas a la administración de Andina; y

QUE como consecuencia de la incorporación de Grupo Aromos y de Interamerican como accionistas de Andina en virtud de la Fusión, las partes de este instrumento estiman adecuado que, a contar de esta fecha, Grupo Aromos se haga parte del Contrato de Opción de Compra de Acciones como otorgante de la Opción conjuntamente con Grupo Freire, por una parte, y que Interamerican se haga parte del Contrato de Opción de Compra de Acciones como beneficiario de la Opción conjuntamente con TCCC, CCDC y SPBR, en los términos y condiciones que se señalan a continuación;

POR LO TANTO, y en consideración a lo señalado precedentemente, los comparecientes en la representación que invisten, en su caso, acuerdan modificar los términos y condiciones del Contrato de Opción de Compra de Acciones de acuerdo a las siguientes estipulaciones:

PRIMERO: Modificación al Contrato de Opción de Compra de Acciones.

Se modifica el Contrato de Opción de Compra de Acciones con efecto a contar de esta fecha, en el siguiente sentido:

1.1.    Todos los derechos y todas las obligaciones asumidas bajo el Contrato de Opción de Compra de Acciones por Freire Uno y Freire Dos, incluyendo especialmente la Opción que otorgaron bajo dicho contrato, corresponderán también a, y son asumidas de manera indivisible por, Grupo Aromos. De esta manera, Grupo Freire y Grupo Aromos se denominarán colectivamente para los efectos del Contrato de Opción de Compra de Acciones como los “Otorgantes”. De otro lado, se deja expresa constancia que los derechos y obligaciones asumidos por Freire Uno y Freire Dos en la cláusula Décimo Primera del Contrato de Opción de Compra de Acciones, sólo corresponden a Grupo Freire y no a Grupo Aromos.

1.2.    Todos los derechos y todas las obligaciones asumidas por TCCC, CCDC y SPBR bajo el Contrato de Opción de Compra de Acciones, incluyendo especialmente la Opción que les fue otorgada bajo dicho contrato, corresponderán también a, y son asumidas por, Interamerican. De esta manera, TCCC, CCDC, SPBR e Interamerican se denominarán colectivamente para los efectos del Contrato de Opción de Compra de Acciones como los “Beneficiarios”.

1.3.    En particular, y de acuerdo a lo señalado precedentemente, se deja expresa constancia que la Opción contenida en el Contrato de Opción de Compra de Acciones es otorgada conjuntamente de manera definitiva e irrevocable por Grupo Freire y Grupo Aromos en favor de The Coca-Cola Company, Coca-Cola de Chile S.A., Servicios y Productos Para Bebidas Refrescantes SRL y Coca-Cola Interamerican Corporation, pudiendo cualquiera de estos últimos ejercerla en los términos y condiciones establecidos en el Contrato de Opción de Compra de Acciones. Con todo, tratándose de las Condiciones de Ejercicio de la opción a que se refiere la cláusula Quinta (i) a (iv) del Contrato de Opción de Compra de Acciones, ambas inclusive, se consideraran Otorgantes a todos los denominados “Majority Shareholders” en el Pacto de Accionistas Modificado, como también a quienes según los términos y estipulaciones del Pacto de Accionistas Modificado se puedan incorporar a este en el futuro como “Majority Shareholders”.

1.4.    Para efectos de lo dispuesto en la cláusula Quinta del Contrato de Opción de Compra de Acciones, y en virtud de la inclusión de Grupo Aromos como parte de dicho contrato, se incorporan al concepto de “los Controladores de los Otorgantes” las siguientes personas: Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro y María de la Luz Chadwick Hurtado.

SEGUNDO: División de Freire Uno, Freire Dos y Los Aromos(8).

(8)  Esta cláusula Segunda supone que a la fecha de firma de este instrumento no se han llevado a cabo las divisiones de Freire Uno, Freire Dos o Aromas. En caso que ello acontezca con anterioridad a la fecha en que se suscriba este documento, esta cláusula se modificará en concordancia

2.1                              Freire Uno, Freire Dos y Aromos dejan expresa constancia que (i) es intención de los actuales cuatro accionistas de cada una de Freire Uno y Freire Dos, dividir cada una de Freire Uno y Freire Dos, asignando todas las Acciones emitidas por Andina de propiedad de Freire Uno y de Freire Dos, respectivamente, en cuatro nuevas sociedades, de forma que cada uno de los actuales cuatro accionistas finales de cada una de Freire Uno y Freire Dos tenga su relación de propiedad en Andina en forma separada; y (ii) que es intención de los actuales socios de Los Aromos, dividir dicha sociedad, asignando todas las Acciones emitidas por Andina de propiedad de Los Aromos en cinco nuevas sociedades, de forma que cada uno de los actuales socios de Los Aromos tenga su relación de propiedad en Andina en forma separada.

2.2                              En consecuencia, los Beneficiarios, Freire Uno, Freire Dos y Los Aromos acuerdan que Freire Uno, Freire Dos y Aromos estarán facultados para dividirse y asignar las Acciones emitidas por Andina en las nuevas sociedades resultantes de dichas divisiones de la manera antes señalada, siempre que se cumplan las siguientes condiciones copulativas: (i) que la división y asignación de Acciones se realice a más tardar el 31 de diciembre del año 2012; (ii) que las sociedades que resulten de las referidas divisiones sean de propiedad final única y exclusiva, en forma directa o indirecta, de uno o más de los Controladores de los Otorgantes; y (iii) que en la misma fecha en que se lleve a cabo la división y asignación y simultáneamente con ellas, cada una de las sociedades resultantes de la división a las que se le asignen las Acciones emitidas por Andina adhiera por escrito al Contrato de Opción de Compra de Acciones de acuerdo al formato de adhesión contenido en el Anexo [•] de este instrumento.

2.3                              Para mayor claridad se deja constancia que una vez que se dividan Freire Uno, Freire Dos y Los Aromos cada una de las sociedades que resulten de dichas divisiones que queden como titulares de Acciones producto de la asignación serán consideradas en su conjunto y según corresponda, como miembros del Grupo Freire Uno, del Grupo Freire Dos y del Grupo Aromos, respectivamente, no teniendo en esa calidad ni más ni menos derechos y obligaciones bajo el Contrato de Opción de Compra de Acciones modificado por el presente instrumento que los que les corresponden a Freire Uno, Freire Dos y Los Aromos, respectivamente.

TERCERO: Comunicaciones.

Cualquiera y todos los avisos, solicitudes, demandas u otras comunicaciones entre las partes o las establecidas en este instrumento serán entregadas por escrito, mediante servicio personal o por correo registrado o certificado, franqueo prepagado, dirigido a los receptores previstos en las direcciones señaladas más abajo o en tales otras direcciones que los receptores previstos designen en avisos escritos a las partes de este contrato. Cada aviso dado de esa manera será efectivo a su recibo. Un aviso será considerado que ha sido dado cuando ha sido entregado en forma personal o cinco días después de haber sido puesto en el correo certificado, solicitando recibo, a menos que la parte receptora demuestre que no lo ha recibido o que lo recibió en una fecha posterior.

Si a los Otorgantes:	[•]

con copia a:	[•]

Si a los Beneficiarios:	[•]

con copia a:	[•]

CUARTO: Vigencia.

En todo lo no modificado expresamente en este instrumento se mantienen inalteradas y plenamente vigentes las disposiciones del Contrato de Opción de Compra de Acciones.

QUINTO: Declaración de Andina.

Presente en este acto Embotelladora Andina S.A., debidamente representada en la forma indicada en la comparecencia de este instrumento, declara que para todos los efectos legales a que haya lugar ha tomado debido conocimiento de las estipulaciones contenidas en este documento.

SEXTO: Anotación.

Un ejemplar de este instrumento será depositado en Embotelladora Andina S.A. y se anotará en su Registro de Accionistas.

SÉPTIMO: Ejemplares.

El presente documento se ha otorgado en [•] ejemplares de idéntico tenor y fecha, quedando uno en poder de [cada uno de los comparecientes I cada uno de Grupo Freire, Grupo Aromas y los Beneficiarios].

[•]	[•]
p.p. Inversiones Freire S.A.	p.p. Inversiones Freire Dos S.A.

[•]
p.p. Inversiones Los Aromos Limitada

[•]	[•]
p.p. The Coca-Cola Company	p.p. Coca-Cola de Chile S.A.

[•]	[•]
p.p. Servicios y Productos para	p.p. Coca-Cola Interamerican Corporation
Bebidas Refrescantes SRL

[•]
p.p. Embotelladora Andina S.A.

Exhibit 5.4(i)

[Five pages follow]

1

Estado de Resultados
Embotelladora Andina S.A.	Exhibit 5.4 (i)
Mensual
Cifras en miles de Pesos chilenos
Consolidado Embotelladora Andina

Periodo	Enero	Febrero	Marzo	Abril	Mayo	Junio	Julio	Agosto	Septiembre	Octubre	Noviembre	Diciembre	Total

Volumen de bebestibles KO (Miles de Cajas Unitarias)													0
Volumen de bebestibles no KO (Miles de Cajas Unitarias)													0
Total Volumen bebestibles (Miles de Cajas Unitarias)	0	0	0	0	0	0	0	0	0	0	0	0	0

Ingreso de Explotación													0

Costo de Explotación													0

Margen de Explotación	0	0	0	0	0	0	0	0	0	0	0	0	0

Margen/Ingreso	—	—	—	—	—	—	—	—	—	—	—	—	—

Gastos Operacionales													0
Gastos de Administración													0

Gastos de Distribución													0

Gastos de Marketing													0

Gastos Corporativos													0

Total gastos operativos	0	0	0	0	0	0	0	0	0	0	0	0	0

Resultado Operacional	0	0	0	0	0	0	0	0	0	0	0	0	0
Resultado Operacional / Ingreso	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash Operating Profit													0

No operacionales
Gastos/Ingresos Financieros (Netos)													0
Resultados por Inversión en Empresa Relacionada													0
Otros Ingresos y Egresos													0
Resultados por Unidades de Reajustes y Diferencias de Cambio													0

Utilidad antes de Impuestos e Interés Minoritario	0	0	0	0	0	0	0	0	0	0	0	0	0

Impuestos													0
Interés Minoritario													0

Utilidad del Ejercicio bajo Norma IFRS	0	0	0	0	0	0	0	0	0	0	0	0	0

Ajustes IFRS a US GAAP
Depreciación & Amortización													0
Indemnización													0
Otro 1													0
Otro 2													0
												0
Total Ajustes	0	0	0	0	0	0	0	0	0	0	0	0	0

Unidad del Ejercicio bajo Norma US GAAP	0	0	0	0	0	0	0	0	0	0	0	0	0

TC Moneda Local / Dólar

TC Pesos Chilenos / Dólar

Exhibit 5.4 (i)

Estado de Resultados

Embotelladora Andina S.A.

Mensual

Cifras en miles de Pesos chilenos

Operación Chile

Año 2012 Actual	Enero	Febrero	Marzo	Abril	Mayo	Junio	Julio	Agosto	Septiembre	Octubre	Noviembre	Diciembre	Total

Volumen de bebestibles KO (Miles de Cajas Unitarias)													0
Volumen de bebestibles no KO (Miles de Cajas Unitarias)													0
Total Volumen bebestibles (Miles de Cajas Unitarias)	0	0	0	0	0	0	0	0	0	0	0	0	0

Ingreso de Explotación													0

Costo de Explotación													0

Margen de Explotación	0	0	0	0	0	0	0	0	0	0	0	0	0
Margen/Ingreso	—	—	—	—	—	—	—	—	—	—	—	—	—
Gastos Operacionales
Gastos de Administración													0

Mercadotecnia y Distribución													0

Gastos Corporativos													0

Total gastos operativos	0	0	0	0	0	0	0	0	0	0	0	0	0

Resultado Operacional	0	0	0	0	0	0	0	0	0	0	0	0	0
Resultado Operacional / Ingreso	—	—	—	—	—	—	—	—	—	—	—	—	—

Exhibit 5.4 (i)

Estado de Resultados
Embotelladora Andina S.A.
Mensual
Cifras en miles de Pesos chilenos
Operación Argentina

Año 2012 Actual	Enero	Febrero	Marzo	Abril	Mayo	Junio	Julio	Agosto	Septiembre	Octubre	Noviembre	Diciembre	Total

Volumen de bebestibles KO (Miles de Cajas Unitarias)													0
Volumen de bebestibles no KO (Miles de Cajas Unitarias)													0
Total Volumen bebestibles (Miles de Cajas Unitarias)	0	0	0	0	0	0	0	0	0	0	0	0	0

Ingreso de Explotación													0

Costo de Explotación													0

Margen de Explotación	0	0	0	0	0	0	0	0	0	0	0	0	0
Margen/Ingreso	—	—	—	—	—	—	—	—	—	—	—	—	—
Gastos Operacionales
Gastos de Administración													0

Mercadotecnia y Distribución													0

Gastos Corporativos													0

Total gastos operativos	0	0	0	0	0	0	0	0	0	0	0	0	0

Resultado Operacional	0	0	0	0	0	0	0	0	0	0	0	0	0
Resultado Operacional / Ingreso	—	—	—	—	—	—	—	—	—	—	—	—	—

Exhibit 5.4 (i)

Estado de Resultados

Embotelladora Andina S.A.

Mensual

Cifras en miles de Pesos chilenos

Operación Brasil

Año 2012 Actual	Enero	Febrero	Marzo	Abril	Mayo	Junio	Julio	Agosto	Septiembre	Octubre	Noviembre	Diciembre	Total

Volumen de bebestibles KO (Miles de Cajas Unitarias)													0
Volumen de bebestibles no KO (Miles de Cajas Unitarias)													0
Total Volumen bebestibles (Miles de Cajas Unitarias)	0	0	0	0	0	0	0	0	0	0	0	0	0

Ingreso de Explotación													0

Costo de Explotación													0

Margen de Explotación	0	0	0	0	0	0	0	0	0	0	0	0	0
Margen/Ingreso	—	—	—	—	—	—	—	—	—	—	—	—	—
Gastos Operacionales
Gastos de Administración													0

Mercadotecnia y Distribución													0

Gastos Corporativos													0

Total gastos operativos	0	0	0	0	0	0	0	0	0	0	0	0	0

Resultado Operacional	0	0	0	0	0	0	0	0	0	0	0	0	0
Resultado Operacional / Ingreso	—	—	—	—	—	—	—	—	—	—	—	—	—

Exhibit 5.4 (i)

Estado de Resultados

Embotelladora Andina S.A.

Mensual

Cifras en miles de Pesos chilenos

Operación Paraguay

Año 2012 Actual	Enero	Febrero	Marzo	Abril	Mayo	Junio	Julio	Agosto	Septiembre	Octubre	Noviembre	Diciembre	Total

Volumen de bebestibles KO (Miles de Cajas Unitarias)													0
Volumen de bebestibles no KO (Miles de Cajas Unitarias)													0
Total Volumen bebestibles (Miles de Cajas Unitarias)	0	0	0	0	0	0	0	0	0	0	0	0	0

Ingreso de Explotación													0

Costo de Explotación													0

Margen de Explotación	0	0	0	0	0	0	0	0	0	0	0	0	0
Margen/Ingreso	—	—	—	—	—	—	—	—	—	—	—	—	—
Gastos Operacionales
Gastos de Administración													0

Mercadotecnia y Distribución													0

Gastos Corporativos													0

Total gastos operativos	0	0	0	0	0	0	0	0	0	0	0	0	0

Resultado Operacional	0	0	0	0	0	0	0	0	0	0	0	0	0
Resultado Operacional / Ingreso	—	—	—	—	—	—	—	—	—	—	—	—	—

Exhibit 5.4 (i)

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Exhibit 5.4 (i)

Unidags from 464

US Dolar (Full Figures)

			Balance Sheet Information							Income Statement Information
Line No	Uncons Investee Location Code	Percent of Ownership	Current Assets	Non Current Assets	Current Liabilities	Non Current Liabilities	Minority Interest	Total Equity	100% of Fair Value	Net Revenues	Cost of Goods and Services	Operating Income	Income Before Taxes	Net Income	Operating Cash Flow	Company Share of Net Income
		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15

Total